Exhibit 10.19

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

DEVELOPMENT AND LICENSE AGREEMENT

between

GW PHARMA LTD

and

GW PHARMACEUTICALS PLC

and

OTSUKA PHARMACEUTICAL CO., LTD

dated as of February 14, 2007

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”) is entered into as of February 14, 2007, by and among GW PHARMA LTD, a company organized under the laws of England, having offices at Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom, on behalf of itself and its Affiliates (collectively, “GW Pharma”), GW PHARMACEUTICALS PLC, a company organized under the laws of England, having offices at Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom and OTSUKA PHARMACEUTICAL CO., LTD., a Japan corporation, having offices at 2-9, Kanda-Tsukasamachi, Chiyoda-ku, Tokyo, 101-8535, Japan (“Otsuka”).  GW Pharma and Otsuka may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, GW Pharma is the developer of a pharmaceutical preparation based upon mixtures of botanical extracts from the Cannabis sativa plant for use in the treatment of pain and has licensed the same for commercialization in certain countries around the world but not in the United States of America;

WHEREAS, GW Pharma has successfully established a pharmaceutically appropriate source of active botanical extracts from well characterized strains of Cannabis sativa grown by or on behalf of GW Pharma under appropriately controlled conditions;

WHEREAS, GW Pharma manufactures and packages commercial quantities of finished pharmaceutical product under current good manufacturing practices and delivers the same to its licensees;

WHEREAS, such pharmaceutical preparation is sold by the licensees of GW Pharma under the tradename Sativex® oromucosal/buccal spray;

WHEREAS, GW Pharma possesses the right to grant licenses to the Licensed Intellectual Property (as defined below);

WHEREAS, Otsuka wishes to obtain, and GW Pharma is willing to grant at the Closing (as defined below), licenses under GW Pharma’s rights in the Licensed Intellectual Property on the terms and subject to the conditions set forth herein; and

WHEREAS, GW Pharmaceuticals plc guarantees the financial obligations of GW Pharma and is a party to this Agreement solely for the purpose of the guarantee set out in Section 14.

WHEREAS, it is the intention of the Parties to negotiate in good faith and as soon as practicable to enter into a research collaboration in the field of cannabinoids for the treatment of CNS and cancer indications with the understanding that the parties intend to enter into an agreement within one hundred and twenty (120) days of the date first above written based on the agreed principles set out in Exhibit E subject to the occurrence of the Closing pursuant to this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE 1

DEFINED TERMS.

1.1                               “Additional Indication” shall mean any indication other than the First Indication and the Second Indication, if any, as determined in the sole discretion of Otsuka.

1.2                               “Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with, a Party.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns, or directly or indirectly controls, more than 50% of the voting securities or other ownership interest of the other corporation or entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.  For purposes of this Agreement, Taiho Pharmaceutical Co., Ltd shall not be deemed to be an Affiliate of Otsuka.

1.3                               “Asia” shall mean Japan, China, Taiwan, India, Thailand, Malaysia, Singapore, Indonesia, Philippines, South Korea, North Korea, Vietnam, Laos, Cambodia, Burma (Myanmar), Sri Lanka, Pakistan, Nepal, Hong Kong, Bangladesh, Bhutan, Sikkim, Papua New Guinea.

1.4                               “Average Minimum Price” shall have the meaning provided in Section 4.4(b).

1.5                               “Average Unit Size Price” shall have the meaning provided in Section 4.4(b)

1.6                               “Botanical Drug Substances” or “BDS’ shall mean two liquid carbon dioxide extracts of a chemically and genetically characterized cannabis plant (i) in one case containing *** as the principal cannabinoid and (ii) in the other case containing *** as the principal cannabinoid.

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1.7                               “Branded Competitive Product” shall mean any product, other than a Licensed Product, containing synthesized *** and *** in combination in any ratio where both synthetic cannabinoids are therapeutically active components according to the approved labeling of the product and/or extracted botanical *** and *** in combination in any ratio where both such cannabinoids are therapeutically active components according to the approved labeling of the product, following the market introduction of which there occurs a reduction of greater than *** percent (***%) in Net Sales of a Licensed Product in the Territory with respect to a calendar quarter as compared to the Net Sales for such Licensed Product in the same calendar quarter in the preceding year and which carries an indication approved by the FDA that is substantially equivalent i.e. the First Indication, the Second Indication or Additional Indications as the case may be.

1.8                               “CBD” shall mean Cannabidiol.

1.9                               “cGMPs” shall mean the then current and applicable good manufacturing practice regulations established in 21 C.F.R. Parts 210 and 211, as amended and in effect from time to time, and other applicable FDA policies and the Guide to GMP for Medicinal Products as promulgated under applicable European Directives and in effect from time to time during the term of this Agreement.

1.10                        “Change of Control” shall mean the occurrence of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, sale or transfer of assets or other transaction, as a result of which any Person other than an Affiliate of a Party gains Control of that Party.  “Control” for purposes of this Section 1.10 refers to any of the following (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (ii) ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (iii) any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

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1.11                        “Clinical Samples” shall have the meaning provided in Section 4.5.

1.12                        “Closing” shall mean the consummation of the transactions contemplated by this Agreement on the Closing Date including, but not limited to, the grants of the licenses set forth in Article 2.

1.13                        “Closing Date” shall mean the earlier of the second business day immediately following (i) the date on which the waiting period under the Hart Scott Rodino Antitrust Improvements Act expires or terminates early or (ii) all requests to the Parties by the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transactions contemplated by this Agreement have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remains.

1.14                        “CMC Data” shall mean the data and other know-how relating to the chemistry and manufacturing controls and other manufacturing processes for a Licensed Product including any such data included as part of an IND, NDA or FDA Regulatory Approval.

1.15                        “Combination Product” means a product that contains, in addition to a Licensed Product, one or more other therapeutically active ingredients or a Third Party proprietary delivery system where the Third Party is due a payment upon the sale of such product.

1.16                        “Commercialization Plan” shall have the meaning provided in Section 3.1.

1.17                        “Commercially Reasonable Efforts” shall mean that level of effort which typically would be undertaken by a pharmaceutical company comparable to Otsuka in pursuing a mandated activity or goal pursuant to this Agreement in respect of a pharmaceutical product similar to any/each Licensed Product with similar market potential and at a similar stage of development taking into account patent matters, competition, the costs of development and other relevant matters.

1.18                        “Confidential Information” shall mean any confidential or proprietary information of a Party, including, without limitation, (i) information related to the Licensed Products, the Licensed Intellectual Property, GW Pharma Know-How, Otsuka Know-How, and Otsuka Clinical Data, and any other information relating to Licensed Product including Specifications, data, know-how, formulations, research projects, work in process, future developments, scientific, engineering, manufacturing, marketing, and business plans, financial or personnel matters relating to such Party, its present or future products, sales, suppliers, customers, employees, investors, or business; and (ii) the terms of this Agreement; in either case, whether in oral, written, graphic, electronic, or optical form.  Notwithstanding the foregoing, Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

(a)                                 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(b)                                 is known by the receiving Party at the time of receiving such information, as evidenced by its records;

(c)                                  is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or

(d)                                 is independently developed by or on behalf of the receiving Party, as evidenced by its records, by persons without knowledge of, and without the aid, application or use of, the Confidential Information of the disclosing Party.

Disclosures made hereunder which are specific, for example, as to techniques, equipment, processes, products, operating conditions and the like, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures in the public domain or in the receiving Party’s possession.  In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the receiving Party’s possession.

1.19                        “Control(led)” shall mean possession of the ability at all pertinent times to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.20                        “Damages” shall have the meaning provided in Section 12.1(a).

1.21                        “DEA” shall mean the United States Federal Drug Enforcement Administration or a successor agency.

1.22                        “DEA Regulatory Approval” shall mean (i) designation of such Licensed Product by the DEA in a controlled drug schedule other than Schedule 1; and (ii) GW Pharma’s and Otsuka’s receipt of all federal permits, licenses and authorizations for Licensed Product required by GW Pharma and Otsuka from the DEA in order for them to perform their obligations under this Agreement and the Manufacture and Supply Agreement.

1.23                        “Development Plan” shall mean any of the First Indication Development Plan, the Second Indication Development Plan, and any other development plan approved by JDC for an Additional Indication.

1.24                        “Direct Cost” shall have the meaning provided in Section 4.5

1.25                        “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

1.26                        “FDA Regulatory Approval” shall mean with respect to an indication for any Licensed Product, approval of the NDA for such Licensed Product for that indication and such FDA approvals as may be required for the manufacture of the Licensed Product and supply of the same for commercial sale and use.

1.27                        “Field” shall mean the treatment, diagnosis, prevention, or palliation of diseases, conditions, syndromes, and maladies in humans and animals including, without limitation, the treatment of the symptoms of multiple sclerosis and the treatment of neuropathic pain, cancer pain, and other types of pain.

1.28                        “First Indication’ shall mean an indication for the adjunctive treatment of advanced cancer pain.

1.29                        “First Indication Development Plan” shall have the meaning provided in Section3.4(a).

1.30                        “Full Regulatory Approval” shall mean (i) FDA Regulatory Approval, and (ii) DEA Regulatory Approval.

1.31                        “Fully Burdened Cost” shall mean all direct costs plus a reasonable allocation of fixed and variable indirect costs associated with an activity that would be included in the cost of goods sold for the applicable product as determined in accordance with IAS.

1.32                        “GAAP” shall mean generally accepted accounting principles in the USA, as amended from time to time and then in effect.

1.33                        “GCP” shall mean the then current and applicable good clinical practice regulations established in the US Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Applications), as may be amended from time to time, and any other applicable FDA policies and the rules and regulations promulgated under applicable European Directives and in effect from time to time during the term of this Agreement.

1.34                        “Generic Competitive Product” shall mean any product, other than a Licensed Product, that contains CBD Botanical Drug Substance and THC Botanical Drug Substance in combination (i) for which bioequivalence with a Licensed Product has been demonstrated to the satisfaction of the FDA and (ii) which has an indication for a Licensed Product approved by the FDA and (iii) which can be substituted for a Licensed Product for such indication by the dispenser and (iv) following the market introduction of which there occurs as a reduction of greater than *** percent (***%) in Net Sales in the Territory of a Licensed Product with respect to a calendar quarter as compared to the Net Sales for such Licensed Product in the same calendar quarter in the preceding year.

1.35                        “GLP” shall mean the then current and applicable good laboratory practice regulations established in 21 C.F.R. Part 58, as amended and in effect from time to time, and other applicable FDA policies and the rules and regulations promulgated under applicable European Directives and in effect from time to time during the term of this Agreement.

1.36                        “GW Pharma” shall have the meaning provided in the introductory paragraph to this Agreement.

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1.37                        “GW Pharma Indemnitee” shall have the meaning provided in Section 12.1(b).

1.38                        “GW Pharma Know-How” shall mean, to the extent (i) Controlled by GW Pharma on the Closing Date or at any time during the License Term and (ii) relating to Licensed Products, all data including, but not limited to, pharmacological, toxicological and other pre-clinical and clinical data, and other clinical information including Pre-Clinical Data, and analytical and quality control data pertaining to any Licensed Product, results, information, know-how, trade secrets, techniques, formulae, reagents, materials, methods, processes, assays, inventions (including, without limitation, all unpatented and unpatentable Inventions owned solely by GW Pharma or owned jointly by GW Pharma and Otsuka, but not those Inventions as to which patent applications are pending, which Inventions shall be dealt with in accordance with Sections 1.39 and 7.2), developments, materials, expertise, technology, standard operating procedures, tooling, manufacturing data and stability data, but excluding the Otsuka Clinical Data, Otsuka Know-How, the Otsuka Patent Rights, the GW Pharma Patent Rights, and the Joint Patents.  GW Pharma Know-How that relates in any way to the manufacture or the process of manufacture of BDS or Licensed Products is “Manufacturing GW Pharma Know-How” and GW Pharma Know-How that is CMC Data is “GW Pharma CMC Data”.

1.39                        “GW Pharma Patent Rights” shall mean the patents and patent applications set forth on Exhibit A attached hereto and incorporated herein and any other patents and patent applications (y) that (i) are Controlled by GW Pharma on the Closing Date or at any time during the License Term and (ii) are necessary to develop, make, have made, use, sell, offer for sale, import or otherwise exploit any Licensed Product in the Territory, or (z) that (iii) are Controlled by GW Pharma on the Closing Date or at any time during the License

Term and (iv) are useful to develop, make, have made, use, sell, offer for sale, import or otherwise exploit any Licensed Product provided that if any such patents and patent applications are in-licensed by GW Pharma from a Third Party they shall only be within the scope of this definition if Otsuka agrees to pay and pays to GW Pharma whatever fees are due to the Third Party under the in-license in relation to such use with the Licensed Products in the Territory, including in respect thereof (a) all re-examinations, reissues, renewals, extensions, and term restorations thereof within the Territory, if any, and (b) without limitation, all provisional applications, continuations, continuations-in-part, divisional, and substitute applications, and inventors’ certificates within the Territory, if any, including, but not limited to, any of the foregoing that claim Sole Patents of GW Pharma or Joint Patents owned jointly by GW Pharma and Otsuka.

1.40                        “IAS” shall mean international accounting standards, as promulgated by the International Accounting Standards Board, or a successor organization, from time to time and then in effect.

1.41                        “IND” shall mean an investigational new drug application filed with, and accepted by, the FDA prior to beginning clinical trials in humans in the USA, or any other country in which such trials are to be conducted.

1.42                        “Indemnified Party” shall have the meaning provided in Section 12.2.

1.43                        “Indemnifying Party” shall have the meaning provided in Section 12.2.

1.44                        “Insolvency Officer” shall mean a receiver, administrative receiver, administrator, liquidator, trustee, nominee or supervisor in respect of a company voluntary arrangement or scheme of arrangement or any other similar official that it would be possible to appoint under applicable insolvency law to or over the assets of a company or other legal entity.

1.45                        “Insolvency Proceeding” shall mean in respect of a company or other legal entity (i) the appointment of an Insolvency Officer or (ii) such company or legal entity becoming subject to a company voluntary arrangement, a scheme of arrangement or other composition or arrangement with or for the benefit of all or substantially all of such entity’s creditors.

1.46                        “Inventions” shall have the meaning provided in Section 7.1.

1.47                        “Joint Commercialization Committee” or “JCC” shall mean the committee formed pursuant to Section 3.3.

1.48                        “Joint Development Committee” or “JDC” shall mean the committee formed pursuant to Section 3.5.

1.49                        “Joint Patents” shall have the meaning provided in Section 7.2(a).

1.50                        “Law” or “Laws” means all applicable laws, statutes, rules, regulations, orders, codes, judgments, guidance documents, and ordinances of any governmental authority, or securities listing authority such as a stock exchange.

1.51                        “License Term” shall have the meaning provided in Section 10.1.

1.52                        “Licensed Intellectual Property” shall mean the GW Pharma Patent Rights and the GW Pharma Know-How.

1.53                        “Licensed Products” shall mean (i) the pharmaceutical product for human therapeutic use, a description of which is set forth on Exhibit B attached hereto and incorporated herein (the “Existing Licensed Product”), finished, packaged, and labeled (regardless of where so finished, packaged, and labeled) either for use in clinical trials, marketing studies, or in a form being used for commercialization, (ii) any formulation improvement containing the same combination of BDSs, and (iii) any other product containing a combination of CBD Botanical Drug Substance and THC Botanical Drug Substance to THC Botanical Drug Substance is between *** and ***.

1.54                        “Licensed Trademarks” shall mean the tradename Sativex® and such other names or marks set forth in the registrations or applications listed in Exhibit C attached hereto and incorporated herein and any other names, marks, and logos agreed by the Parties to be used in connection with the Licensed Products and licensed to Otsuka pursuant to Section 2.4.

1.55                        “Manufacturing and Supply Agreement” means that agreement to be agreed in good faith between the Parties pertaining to the supply of GLP and cGMP Licensed Products by GW Pharma to Otsuka for use in testing and clinical development and for commercial sale.

1.56                        “Manufacturing Term” shall have the meaning provided in the Manufacturing and Supply Agreement.

1.57                        “NDA” shall mean a New Drug Application (as more fully defined in 21 C.F.R. Part 314.5 et seq.) and all amendments and supplements thereto (including sNDAs) filed with the FDA, including all documents, data, and other information concerning a pharmaceutical product which are necessary for submitting an application acceptable for filing for FDA Regulatory Approval to market and sell such pharmaceutical product.

1.58                        “Net Sales” shall mean the gross amount invoiced by Otsuka, its Affiliates

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and sublicensees (where so permitted under Section 2.1 or Section 2.4) for all sales of Licensed Products to Third Parties during a relevant period, less the following items arising during the same relevant period regardless as to whether they are related to the same sales:  (i) discounts, including cash and quantity discounts and adjustments arising from consumer discount programs actually paid, granted or accrued and required distribution commissions/fees granted or given to wholesalers or other distributors, all of the foregoing to the extent reasonable and customary, (ii) amounts for credits, rebates or allowances for price adjustments including chargeback payments and rebates or fees granted or given to buying groups, healthcare insurance carriers, managed healthcare organizations or to federal, state, or local governments (or their respective agencies, purchasers, and reimbursers) or to trade customers, billing errors, damaged or defective goods, rejections or returns of Licensed Products not replaced, including recalls or withdrawals of a Licensed Product, subject to the provisions of Section 8.1(i), where such amounts in any period are good faith estimates that reflect the position in previous periods, if any, and will be the same amounts used for the purposes of the audited amounts of Otsuka, its Affiliates and sublicensees (iii) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Licensed Products, to the extent actually billed, and (iv) taxes, duties, or other governmental charges (other than income taxes) actually levied on, or otherwise imposed on sales of Licensed Products.

Net Sales of any Licensed Product that is sold as a Combination Product will be determined by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average price paid per Unit of the Product when sold separately in finished form in the Territory and B is the sum of the average prices paid per Unit for products containing the other active ingredients in the Combination Product when sold separately in finished form in the Territory.  If such average invoice prices cannot be determined for both the Licensed Product and the product(s) containing such other ingredient(s) and in all cases where the Combination Product contains a proprietary delivery system where the Third Party is due a payment upon the sale of such Combination Product, the Parties will negotiate in good faith regarding the calculation of Net Sales for the applicable Combination Product, based on the relative value contributed by each component.

Each of the foregoing deductions shall be determined as incurred in the ordinary course of business and in accordance with GAAP in the United States.  All deductions for payments in respect of sales to any governmental authority, any government subsidized program, or any managed care or similar organization, which deductions apply collectively to multiple pharmaceutical products, shall be fairly allocated to the amounts invoiced for Licensed Products.

1.59                        “Otsuka” shall have the meaning provided in the introductory paragraph to this Agreement.

1.60                        “Otsuka Clinical Data” shall mean the results arising from the conduct of those Phase I Clinical Studies, Phase II Clinical Studies, Phase III Clinical Studies, and Phase IV Clinical Studies which are carried out under the Development Plan either by or on behalf of GW Pharma or Otsuka, and which have been funded by Otsuka under this Agreement, and the results of which are included in any NDA or any amendment thereto as mandatory prerequisites to obtain FDA Regulatory Approval.  For clarity, Otsuka Clinical Data shall not include GW Pharma CMC Data.

1.61                        “Otsuka Indemnitee” shall have the meaning provided in Section 12.1(a).

1.62                        “Otsuka Know-How” shall mean, to the extent (i) Controlled by Otsuka and arising after the Closing Date during the License Term and (ii) introduced by Otsuka for use with a Licensed Product under a Development Plan or generated under such a Development Plan, and in either case used with a Licensed Product, all information, know-how, trade secrets, techniques, methods, processes, assays, inventions (including, without limitation, all unpatented and unpatentable Inventions owned solely by Otsuka or owned jointly by GW Pharma and Otsuka, but not those Inventions as to which patent applications are pending, which Inventions shall be dealt with in accordance with Sections 1.63 and 7.2), developments, materials, or compositions of matter of any type or kind, marketing reports, expertise, formulas, technology, and including, in relation to commercialization of a Licensed Product, confidential information relating to the commercialization of such Licensed Product in the Territory, designs used in the trade dress of a Licensed Product in the Territory and any form of advertisement in whatever media or other marketing or promotional materials which have been generated by or upon behalf of Otsuka, its Affiliates, or sub-licensees in relation to commercialization of Licensed Products in the Territory, but in each case excluding the GW Pharma Know-How, the GW Pharma Patent Rights, Pre-Clinical Data, Otsuka Patent Rights, Otsuka Clinical Data, the Joint Patents, and all Otsuka business methods and systems including, but not limited to, software and procedures using in accounting, finance, sales, and the collection of safety data.

1.63                        “Otsuka Patent Rights” shall mean any patents and patent applications (i) Controlled by Otsuka during the License Term and (ii) claiming or covering inventions used to develop, make, have made, use, sell, offer for sale, import or otherwise exploit any Licensed Product in the Territory and introduced into the development of such Licensed Product by Otsuka under a Development Plan, including in respect thereof (a) all re-examinations, reissues, renewals, extensions and term restorations thereof within the Territory, if any, and (b) without limitation, all provisional applications, continuations, continuations-in-part, divisional and substitute applications, and inventors’ certificates within the Territory, if any, including, but not limited to, any of the foregoing that claim Sole Patents of Otsuka or Joint Patents owned jointly by Otsuka and GW Pharma.

1.64                        “Party” and “Parties” shall have the respective meanings provided in the introductory paragraph to this Agreement.

1.65                        “Pharmcovigilence Agreement” shall have the meaning provided in 8.1(e).

1.66                        “Phase I Clinical Study” means a clinical study of a Licensed Product in human volunteers or patients with the endpoint of determining initial tolerance, toxicity, safety and/or pharmacokinetic information, including a clinical study that would satisfy the requirements of 21 C.F.R. 312.21(a).

1.67                        “Phase II Clinical Study” means a clinical study of a Licensed Product on patients, the principal purpose of which is to establish clinical proof of principle and to obtain sufficient information about such Licensed Product’s safety and efficacy to permit the design of further clinical studies, and that would satisfy the requirements of 21 CFR § 312.21(b).

1.68                        “Phase III Clinical Study” means a human clinical study of a Licensed Product in patients, (a) which is designed to: (i) establish that a Licensed Product is safe and effective for its intended use; (ii) define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (iii) elicit data sufficient for FDA Regulatory Approval of such Licensed Product; and (b) that would satisfy the requirements of 21 CFR § 312.21(c), but for the avoidance of doubt excluding any Phase IIb study, QT study, or any study of safety and/or tolerability.

1.69                        “Phase IV Clinical Study” means a clinical study of a Licensed Product commenced after FDA Regulatory Approval for such Licensed Product in order to (a)

support Commercialization of the Product, or (b) fulfill a post-approval study commitment or undertaking imposed by the FDA.

1.70                        “Pre-Clinical Data” shall mean the results arising from the conduct of those pre-clinical and non-clinical studies which are carried out under the Development Plan whether by GW Pharma or Otsuka or CROs or other researchers appointed by either of them.

1.71                        “Product Royalty” shall have the meaning provided in Section 4.7.

1.72                        “Promotional Samples” shall have the meaning provided in Section 4.5.

1.73                        “Qualifying Pharmaceutical Company” shall mean any publicly listed company trading as a pharmaceutical or biotechnology company with a market capitalization of more than US$***, to be assessed on the day prior to the closure of the Change of Control.

1.74                        “Second Indication” shall mean ***.

1.75                        “Second Indication Development Plan” shall have the meaning provided in Section 3.4(a).

1.76                        “Sole Patents” shall mean patent rights claiming or disclosing Inventions owned solely by such Party pursuant to the terms of Section 7.1

1.77                        “Specifications” shall have the meaning provided in the Manufacturing and Supply Agreement.

1.78                        “Supply Compensation” shall have the meaning provided in Section 4.4.

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1.1                               “Tentative Average Unit Price” shall have the meaning provided in Section 4.4(a)

1.2                               “Territory” shall mean the United States of America together with all of its territories and possessions, and the Commonwealth of Puerto Rico.

1.3                               “THC” shall mean delta-9-tetrahydrocannabinol.

1.4                               “Third Party” shall mean any entity other than Otsuka or GW Pharma or an Affiliate of Otsuka or GW Pharma.

1.5                               “Third Party Claims” shall have the meaning provided in Section 12.1(a).

1.6                               “Unit” shall mean a single unit of a fully finished, packaged and labeled Licensed Product (e.g., a box containing one or more spray vials or a container of tablets regardless of the number of doses contained in the unit) of a particular Unit Size.

1.7                               “Unit Size” means the size of presentation of any given Licensed Product (e.g. 5.5 ml or 10 ml).

1.8                               “Valid Claim” means a claim of an issued, unexpired patent within GW Pharma Patent Rights that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction in an unappealed or unappealable decision, and that has not been explicitly disclaimed, or admitted by GW Pharma in writing to be invalid or unenforceable or of a scope not covering a Licensed Product through reissue, disclaimer or otherwise.

ARTICLE 2

GRANT OF LICENSE.

2.1                               License Grant to Otsuka.  Subject to the terms and conditions of this Agreement, GW Pharma hereby grants to Otsuka commencing at the Closing and during the License Term an exclusive (even as against GW Pharma), royalty-bearing license (including the right to sublicense (i) to Third Parties, subject to the consent of GW Pharma which shall not be unreasonably withheld or delayed and (ii) to Affiliates without any required consent of GW Pharma), under the Licensed Intellectual Property to develop, make, have made, use, sell, offer for sale, import, and otherwise exploit Licensed Products in the Field in the Territory and a non-exclusive paid-up license to make and have made Licensed Products outside the Territory, but only for use within the Territory.  For clarity it is agreed that Otsuka shall not be permitted to contract out the sales and marketing of the Licensed Products other than to an Affiliate nor shall it be permitted to sub-license the same other than to an Affiliate (and it shall be reasonable for GW Pharma to withhold its consent to any such sub-license).  If, where so permitted under this Agreement Otsuka sub-licenses the rights granted to it hereunder to an Affiliate it does so subject to the condition that Otsuka shall remain responsible for all of its obligations hereunder and if the acts or omissions of any such sub-licensee cause Otsuka to be in breach of this Agreement Otsuka shall be responsible therefor regardless of any remedy which Otsuka may have against the sub-licensee for breach of the sub-license.

2.2                               Manufacturing Rights.  The Parties agree that Otsuka shall have no right to exercise its license right granted under Section 2.1 to use the Manufacturing GW Pharma Know-How or GW Pharma CMC Data to make and have made Licensed Products or BDS unless and until it is permitted to do so under the terms of the Manufacturing and Supply Agreement.

2.3                               License Grant to GW Pharma.  Subject to the terms and conditions of this Agreement, Otsuka hereby grants to GW Pharma for itself and its Affiliates commencing at the Closing and during the License Term an exclusive royalty-free license, including the right to sublicense under Otsuka Clinical Data, Otsuka Know-How, Otsuka Patent Rights, to develop, make, have made, use, sell, offer for sale, import and otherwise exploit (or to have done any such activities on its behalf) Licensed Products (but only Licensed Products) for commercialization by GW Pharma, its Affiliates and sublicensees in the Field solely outside of the Territory.

2.4                               Trademarks License.  Subject to the terms and conditions of this Agreement including, but not limited to, Section 7.5, GW Pharma hereby grants to Otsuka commencing at the Closing and during the License Term an exclusive license, including the right to sublicense to Third Parties, subject to the consent of GW Pharma, which shall not be unreasonably withheld or delayed, to use the Licensed Trademarks in connection with the marketing, promotion, distribution and/or sale of goods covered by the registrations or applications for the Licensed Trademarks in the Territory but only in connection with the Licensed Products.

2.5                               Disclosure of Know-How and Clinical Data.  Commencing promptly after the Closing and from time to time thereafter during the License Term, (i) GW Pharma shall disclose to Otsuka all of the GW Pharma Know-How as is necessary or useful to enable Otsuka to exercise fully the licenses granted by GW Pharma (always excluding the Manufacturing GW Pharma Know-How until Otsuka is entitled to manufacture under Section 2.2) and (ii) Otsuka shall disclose to GW Pharma the Otsuka Clinical Data and Otsuka Know-

How as it arises to enable GW Pharma to exercise fully the licenses granted by Otsuka to GW Pharma hereunder.

2.6                               Rights in Asia.  In the event GW Pharma, after the Closing, should desire to seek a licensee for the development and/or commercialization of one or more Licensed Products in Asia, GW Pharma shall so notify Otsuka, which shall have the opportunity to negotiate with GW Pharma in good faith the terms and conditions of one or more agreements pertaining to such relationship before GW Pharma provides such an opportunity to any Third Party.  The foregoing shall not obligate the Parties to reach agreement.  If a term sheet is not agreed upon within *** days of the notice to Otsuka or definitive agreements are not executed within *** days following agreement upon the term sheet, GW Pharma may offer such rights to and conclude an agreement or agreements with any Third Party.  In the event GW Pharma should desire to seek a license for the development and/or commercialisation of one or more products in Australia and/or New Zealand it shall discuss the same with Otsuka to identify whether the Parties can agree to apply the provisions of this Section 2.6 to such countries.

ARTICLE 3

DEVELOPMENT AND COMMERCIALIZATION PROGRAM.

3.1                               Commercialization of Licensed Products.  Commencing at the Closing, Otsuka shall have the exclusive right, and shall use Commercially Reasonable Efforts, to commercialize one or more Licensed Products in the Territory, which have been the subject of Full Regulatory Approval in relation to each Licensed Product for each indication,

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to a commercialization plan for each Licensed Product for each indication to be agreed upon by the JCC (the “Commercialization Plan”).  Within the earlier of (i) twenty-four (24)  months following creation of the JCC or (ii) eighteen (18) months prior to anticipated FDA Regulatory Approval of Licensed Product for the First Indication, Otsuka shall submit a preliminary draft commercialization plan for Licensed Product for the First Indication for review and agreement by the JCC.  Commercialization plans shall address such matters as brand management, opportunity assessment, pricing, forecasting, market analysis, tactics and strategies, as may be determined by the Parties.  Each commercialization plan shall be updated annually.

3.2                               Commercialization.  Pursuant to the Commercialization Plan, Otsuka shall position the Licensed Products under the Licensed Trademarks in the Territory following Full Regulatory Approval, including, without limitation, under the Sativex® trademark or such other trademark as may be determined unanimously by the JCC (in which regard the dispute resolution mechanisms provided for in this Agreement may be invoked but Otsuka shall not have a casting vote).  Otsuka, its Affiliates and sublicensees shall use the Licensed Trademarks only, and in unaltered form, in connection with the commercialization and sale of the Licensed Products.  If at any time the Parties should decide to use substitute trademarks or to establish other trademarks for use in connection with the Licensed Products, all such trademarks shall be owned by GW Pharma.  Otsuka shall assign its interest, as it may exist, in any such trademarks to GW Pharma at no cost to GW Pharma.  Otsuka shall be responsible for selling and marketing expenses for the Licensed Products within the Territory.  GW Pharma shall provide commercially reasonable cooperation to Otsuka by providing, at no additional cost to Otsuka, access to any clinical and other data and information in GW Pharma’s possession or control which are reasonably accessible without undue expense to

GW Pharma and which are potentially useful in the sale and marketing of the Licensed Products in the Territory.

3.3                               Joint Commercialization Committee.  The Parties shall establish a Joint Commercialization Committee (“JCC”) promptly following the Closing.  The JCC shall oversee (i) commercialization of Licensed Products in the Territory during the License Term and (ii) operation of the JDC and its subcommittees.  Each Party’s designated co-chair of the JDC shall be a member of the JCC by virtue of such position on the JDC.  Each Party shall appoint two (2) additional members to the JCC, with each Party designating one of its representatives as a co-chair of the JCC.  The JDC and its sales and marketing subcommittee shall report directly to the JCC.

3.4                               Development Plan and Activities.

(a)                                 The JDC (defined below) shall oversee a development plan (as such plan may be amended from time to time by the JDC) pertaining to the development of the Existing Licensed Product for the First Indication, a copy of which, in initial form, together with the associated budgets and timelines is attached hereto as Exhibit D and incorporated herein (the “First Indication Development Plan”).  Otsuka shall not be entitled to use its deciding vote on JDC or JCC so as to derogate from the right of GW Pharma to manage and conduct the development activities under the First Indication Development Plan.  Following the Closing Date, the Parties shall prepare a development plan for the Second Indication, which shall be presented for consideration and approval by the JDC (the “Second Indication Development Plan”).  Under the Second Indication Development Plan and other future development plans for Additional Indications activities will primarily be managed and conducted by Otsuka at its own cost and expense save that GW Pharma shall be responsible for the generation of all relevant CMC Data at its own cost and expense.  The Parties acknowledge their respective regulatory responsibilities set forth in Article 8 and elsewhere herein, and agree otherwise to work together to develop the Existing Licensed Product for the First Indication in accordance with the Development Plan and for the Second Indication in accordance with the Second Indication Development Plan.  The First Indication Development Plan sets forth, and the Second Indication Development Plan and other Development Plans will set forth, the activities to be undertaken in connection therewith by each of the Parties including pre-clinical and clinical activities, as well as the budgets and timelines therefor.  All activities carried out in relation to any Development Plan (other than generation of the CMC Data) will be financed by Otsuka including all activities to be managed and conducted by GW Pharma in accordance with such Development Plan.  No development activities shall be carried out by either Party in relation to a Licensed Product in the Territory under this Agreement save under a Development Plan approved and governed by JDC.

(b)                                 GW Pharma shall, in consultation with Otsuka through the JDC and/or the JCC, design and prepare a plan for Phase II Clinical Studies and Phase III Clinical Studies along with any other pre-approval studies required as a condition for Full Regulatory Approval for the Licensed Product for the First Indication in the Territory together with the preparation of all final study reports in support of the NDA in order to maximize market potential.  Otsuka shall reasonably cooperate in such activities.

(c)                                  GW Pharma shall be the owner of the IND for the First Indication for the Phase I Clinical Studies, Phase II Clinical Studies, Phase III Clinical Studies and Phase IIIb Clinical Studies and any subsequent INDs covering Licensed Product for the Second Indication and Additional Indications, until such time as Otsuka has filed in its own name the NDA covering Licensed Product for the First Indication. Once Otsuka has filed the NDA covering Licensed Product for the First Indication, GW Pharma shall promptly transfer to Otsuka any IND, if held, covering Licensed Product for the Second Indication and Additional Indications and Otsuka shall assume responsibility for filing, in its own name, any subsequent INDs for the Second Indication or Additional Indications, as appropriate.  Otsuka shall be the owner of the NDA and the subsequent FDA Regulatory Approval covering Licensed Product for the First Indication and for the NDA and subsequent FDA Regulatory Approval for the Second Indication and Additional Indications.  Otsuka shall pay the maintenance fees for all FDA Regulatory Approvals and any DEA Regulatory Approvals irrespective of which party owns the same.  Otsuka shall be responsible for the design and conduct of all clinical studies in support of the Second Indication and any Additional Indications.  Regulatory affairs shall otherwise be governed by Article 8.

(d)                                 GW Pharma shall develop all CMC Data necessary for submission of an NDA for the Licensed Products for any indication, which for the First Indication and Second Indication shall be at the cost of GW Pharma and which for Additional Indications and other Licensed Products to be agreed by the JDC but no such proposal for GW Pharma to develop CMC Data for Additional Indications or such other Licensed Products shall obligate GW Pharma to incur the costs thereof without its consent.

3.5                               Formation and Function of Joint Development Committee.  Promptly after the Closing, the Parties will form a Joint Development Committee (the “JDC”).  The activities of the JDC shall be performed primarily though its subcommittees.  The JDC shall establish such number of subject matter specific subcommittees from time to time as it sees fit, with an initial subcommittee addressing each of the following matters: (i) pre-clinical activities; (ii) clinical and regulatory activities including supervision and agreement of regulatory strategy; (iii) manufacturing and production activities; and (iv) sales and marketing.  Each subcommittee shall be comprised of an equal number of representatives from GW Pharma and Otsuka, such number to be established by the JDC.  Each Party shall endeavor to appoint to the various subcommittees representatives qualified by experience or training.  GW Pharma and Otsuka each shall appoint a co-chair for each subcommittee.  Each such co-chair, by virtue of such position, shall be a member of the JDC.  In addition, each of GW Pharma and Otsuka shall appoint an additional member of the JDC.  Each of GW Pharma and Otsuka shall designate a co-chair of the JDC from among their respective representatives, who shall be a member of such Party’s senior management.

3.6                               Procedural Rules.  Subject to the dispute resolution mechanism set forth below, all decisions of the JCC, the JDC, and their respective subcommittees shall be unanimous, with each Party collectively having one (1) vote, which shall be cast by its co-chair.  In the case of a tied vote, Otsuka’s vote shall control; provided, however, no action taken by virtue of Otsuka’s controlling vote shall obligate GW Pharma to incur expenses or assume liabilities in addition to those contemplated by this Agreement, the First Indication Development Plan and the Second Indication Development Plan or to derogate from GW Pharma’s right to manage and conduct the development activities under the First Indication Development Plan.  The JCC shall meet no less frequently than two (2) times each year and the JDC shall meet at least four (4) times each year so long as the Development Plan continues.  Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the Parties, and the Parties shall agree upon the time of meetings.  Unless otherwise agreed to by the Parties, in-person meetings shall alternate between locations of the Parties.  No meeting of the JCC, the JDC or any of their respective subcommittees shall take place without the attendance of both co-chairs (or their alternates designated in writing) of such body.  Written minutes of each meeting shall be prepared with the Parties alternating responsibility for the preparation thereof.  Minutes shall not become effective until approved by the committee or subcommittee to which they relate.  As a general matter, minutes will be circulated at least seven (7) days in advance of the next ensuing meeting of the committee or subcommittee to which they relate.  A reasonable number of additional representatives of a Party may attend meetings of the JCC, the JDC, or any of their respective subcommittee meetings in a non-voting capacity.

3.7                               JCC and JDC Dispute Resolution.  If the event of a deadlock regarding any issue coming before a subcommittee of the JDC, the issue in question may be referred to the JDC by either of the subcommittee co-chairs for resolution.  The referral shall require the referring co-chair to prepare a written statement of the issue and present the same substantially simultaneously to the other co-chair and the JDC.  The receiving co-chair shall have seven (7) days thereafter within which to present a written response to the JDC and the other co-chair.  Following such seven (7) day period, the JDC shall endeavor to resolve the issue using whatever procedures it deems appropriate for the purpose.  If the issue has not been resolved by the JDC within thirty (30) days of referral, the co-chairs of the JDC shall refer the matter to the JCC for resolution unless they unanimously determine the issue to be immaterial.  Thereafter, the co-chairs of the JDC shall have seven (7) days within which to present their respective positions on the issue in question in writing to the JCC.  Following such seven (7) day period, the JCC shall endeavor to resolve the issue using whatever procedures it deems appropriate for the purpose.  If the issue has not been resolved by the JCC within thirty (30) days of referral, Otsuka shall have the deciding vote save as specified elsewhere in this Agreement.  Disputes arising at the JDC shall be referred to the JCC pursuant to the above-described procedures.  If a dispute arises at the JCC, one of the co-chairs may declare the matter to be in dispute and thereafter each of the JCC co-chairs shall have seven (7) days within which to present their respective positions on the issue in writing to the JCC.  Following such seven (7) day period, the JCC co-chairs shall endeavor to resolve the issue using whatever procedures they deem appropriate for the purpose.  If the issue has not been resolved by the JCC within thirty (30) days of declaration, Otsuka shall have the deciding vote save as specified elsewhere in this Agreement.  The JCC shall be entitled to shorten the times within which action must be taken pursuant to the foregoing dispute resolution procedures on an issue-by-issue basis in order to expedite the resolution of time sensitive issues.  The JCC shall have authority, as set forth in this Section 3.7, to resolve only those disputes that relate to the content or performance of (i) any development plan including, but not limited to, the First Indication Development Plan and the Second Indication Development Plan and (ii) any commercialization plan including, but not limited to, the Commercialization Plan.  Disputes falling within the authority of the JCC shall not be subject to resolution pursuant to the provisions of Sections11.1 and 11.2.

3.8                               Development and Commercialization Responsibilities of the Parties.  Following the Closing, Otsuka shall use Commercially Reasonable Efforts to develop Licensed Product for the First Indication and the Second Indication so as to achieve launch and commercialization of the same in the Territory as specified in the First Indication Development Plan and Second Indication Development Plan and according to the terms of this Agreement.  Following the Closing, GW Pharma shall diligently perform its obligations regarding development and Full Regulatory Approval of the Licensed Products as set forth in this Agreement and the First Indication Development Plan and the Second Indication Development Plan and any other Development Plan agreed upon by the Parties.  Otsuka shall be solely responsible for, and shall have full control of, commercialization of the Licensed Products including, marketing and sales activities in the Territory and post FDA Regulatory Approval risk minimization action plans.  Commercialization activities shall be conducted according to the provisions of each Commercialization Plan agreed upon by the JCC.  Otsuka’s performance of its development and commercialization obligations, as set forth in this Section 3.8, shall be subject to the timely performance by GW Pharma of those of its development and commercialization obligations that are predicates to performance by Otsuka.

3.9                               Cooperative Effort.  Following the Closing, GW Pharma shall make available to Otsuka the results of preclinical studies and clinical studies of Licensed Products conducted outside the Territory both prior to and after the Closing and shall consult with Otsuka at such time as it may be planning to commence clinical studies for the Licensed Products outside the Territory for the purpose of considering study design suggestions of Otsuka that may enhance the utility of the resulting data for purposes of marketing, or seeking approval of, the Licensed Products in the Territory.  Otsuka shall make available to GW Pharma the Otsuka Clinical Data with respect to studies conducted in the Territory and shall consult with GW Pharma at such time as it may be planning to commence clinical trials for the Licensed Products in the Territory for the purpose of considering study design suggestions of GW Pharma that may enhance the utility of the resulting data for purposes of seeking approval for the Licensed Products outside the Territory.

ARTICLE 4

PAYMENT OBLIGATIONS.

4.1                               License Fee.  Subject to Section 5.2, as consideration for the licenses granted to Otsuka under Article 2, GW Pharma shall submit an invoice to Otsuka for the License Fee as soon as practicable after the Closing Date and Otsuka shall pay to GW Pharma US$ 18.0 million no later than three (3) business days after the submission of the invoice.

4.2                               Estimated Development Costs. The budget set forth in the First Indication Development Plan (the “Development Budget”) shall set out the Third Party costs projected to be incurred by GW Pharma in the performance of its obligations under such Development

Plan (including the cost to GW Pharma of relevant clinical trial insurance) other than the costs to GW Pharma of generating the CMC Data (“Development Costs”).  The Development Budget shall estimate the Development Costs to be incurred by GW Pharma for each calendar quarter of each calendar year covered by such Development Budget.  GW Pharma shall submit the first invoice in respect of GW Pharma’s estimated Development Costs from the Closing Date until the end of the first full calendar quarter after the Closing Date to Otsuka as soon as practicable following the Closing Date and this first invoice shall be payable within ten (10) days of its submission.  Otsuka shall, upon receipt of GW Pharma’s invoices (other than for this first period) at least 30 days in advance, pay to GW Pharma GW Pharma’s estimated Development Costs for such calendar quarter by the 1st day of such calendar quarter.  GW Pharma shall submit to Otsuka via the JDC a progress report and to Otsuka itself copies of invoices paid by GW during such calendar quarter to Third Parties for the performance of Development Plan activities within ten (10) days of the end of each such calendar quarter or within forty-eight (48) hours of their receipt from the Third Party, if later.  Each progress report shall, without limitation, set forth in respect of clinical studies managed or conducted by GW Pharma under the Development Plan, the number of screened subjects, the number of enrolled subjects, the number of withdrawn or discontinued subjects, the number of completed subjects and such other information as may be reasonably requested by Otsuka.  Pre-clinical studies conducted or managed by GW Pharma under the Development Plan and paid by Otsuka shall become a subject of the progress report due following the calendar quarter in which such pre-clinical study was completed.  In respect of any such pre-clinical study, the progress report shall include the study report for such pre-clinical study and copies of all invoices paid by GW to Third Parties in respect of the performance of such pre-clinical study.  The Parties shall discuss and agree any other information or data to be included in the format for the progress report.

In the event the JDC or JCC (as applicable under Section 3.7) make any change to the First Indication Development Plan resulting in an increase or decrease in Development Costs, the JDC or JCC (as applicable) shall also make corresponding changes to the Development Budget for the First Indication and the payments to be made to GW Pharma pursuant to this Section 4.2 shall be increased or decreased accordingly to reflect the change in the Development Budget for the First Indication.  If during the course to the First Indication Development Plan, either Party comes to believe that Development Costs for the First Indication are likely to exceed by ***% or more the estimated Development Costs, such Party shall notify the relevant JDC sub-committee at its next meeting, together with the reasons for the same.  GW Pharma shall not incur amounts in excess of such *** per cent. (***%) increase without the consent of the JDC.  Upon approval by the JDC, the Development Budget (and payments made to GW Pharma under this Section 4.2) shall be amended to reflect the decision of the JDC in respect of such increase or decrease to the Development Budget.  Any clinical trial agreements performed by or on behalf of GW Pharma for which Otsuka is obligated to pay pursuant to this Agreement shall contain a provision requiring the return of funds advanced to any clinical site or clinical investigator in respect of services not actually performed.  GW Pharma shall conduct each pre-clinical study and each clinical study for which it is responsible under this Agreement or a Development Plan or require each pre-clinical research organization or clinical research organization, as the case may be, engaged for such purposes to conduct each such pre-clinical study in accordance with GLP and each clinical study in accordance with GCP.  Clinical trial insurance obtained by GW Pharma for the conduct of clinical trials under the First Indication Development Plan shall include Otsuka as an additional named insured.

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4.3                               Actual Development Costs. In the event actual Development Costs paid by GW Pharma to Third Parties in a calendar quarter exceed the estimated Development Costs paid by Otsuka to GW Pharma for such quarter (including any surplus Development Cost payment previously made by Otsuka to GW Pharma and carried over from a previous quarter) as documented in a progress report (including invoices) supporting the excess of actual over estimated Development Costs for such calendar quarter, Otsuka shall, within thirty (30) days of its receipt of an invoice for the excess difference from GW Pharma, pay GW Pharma an amount equal to the excess difference of actual over estimated Development Costs.

In the event actual Development Costs paid by GW Pharma to Third Parties in a calendar quarter fall below the estimated Development Costs paid by Otsuka to GW Pharma for such quarter (including any surplus Development Cost payment previously made by Otsuka to GW Pharma and carried over from a previous quarter) as documented in a progress report (including invoices) supporting such overpayment by Otsuka of Development Costs for such calendar quarter, GW Pharma shall reduce the next estimated Development Cost payment invoiced to Otsuka hereunder by the entire amount of Otsuka’s overpayment.  If Otsuka’s overpayment exceeds the next estimated Development Cost payment, GW Pharma shall subtract the full amount of any such remaining overpayment from successive invoices to Otsuka for Development Costs.  If, at the completion of the Development Plan, any overpayment by Otsuka of estimated over actual Development Costs remains, GW Pharma shall promptly return such overpayment to Otsuka.

4.4                               Supply Compensation.  With respect to Licensed Products supplied to Otsuka pursuant to the Manufacturing and Supply Agreement, Otsuka shall pay to GW Pharma, for all quantities of Licensed Product on a Licensed Product-by-Licensed Product

basis prior to the emergence of a Branded Competitive Product or a Generic Competitive Product in the Territory, an amount equal to the greater of (a) *** percent (***%) of *** or (b) *** (in each case, the “Supply Compensation”).  For any period in which Net Sales of a Licensed Product occurs, Supply Compensation shall be calculated as follows:

(a)                                 At least one hundred twenty (120) days prior to the anticipated commercial launch of a Licensed Product, Otsuka shall, in consultation with GW Pharma, establish an initial tentative average unit price for one Unit of each Unit Size of such Licensed Product which, when multiplied by the total quantity of such Unit Size sold by Otsuka in a given period, is reasonably expected to equal *** percent (***%) of Otsuka’s Net Sales for such Unit Size (the “Tentative Average Unit Price”).  Thereafter, the Tentative Average Unit Price may be revised annually by Otsuka in consultation with GW Pharma for any or all Unit Sizes based upon actual Net Sales for such Unit Size arising during the twelve (12) month period ending on September 30 of the previous calendar year — in order to maintain the Tentative Average Unit Price for each Unit of such Unit Size as reasonably close to *** percent (***%) of Net Sales for one Unit of such Unit Size as practicable — at least thirty (30) days (or some other period agreeable to the Parties) prior to the beginning of each calendar year in respect of each Unit Size of Licensed Product being sold in the Territory.  GW Pharma shall invoice Otsuka upon shipment of Licensed Product at the Tentative Average Unit Price for each Unit Size of a Licensed Product multiplied by quantities of such Unit Size contained in such shipment during the calendar year to which such Tentative Average Unit Price applies.

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(b)                                 Within forty-five (45) days following the end of a calendar year in which commercial sales of a Licensed Product have occurred in the Territory, GW Pharma shall calculate the Average Minimum Price for each relevant Unit Size of Licensed Product manufactured during the previous calendar year and report the same to Otsuka subject to the right of Otsuka to audit the calculation of the Average Minimum Price in accordance with Section 5.4 and of the amounts and calculations used in such determination.  Within fifteen (15) days from the end of such forty-five (45) day period, Otsuka shall (i) calculate an average Unit Size price for one Unit of each relevant Unit Size equal to *** percent (***%) of its actual Net Sales price during the previous calendar year for such Unit Size (the “Average Unit Size Price”), (ii) compare the Average Unit Size Price for each Unit Size obtained under (i) above with the Average Minimum Price applicable to the same Unit Size and (iii) report the same to GW Pharma.  If the Average Unit Size Price for any Unit Size obtained under (i) above is greater than the Average Minimum Price for the same Unit Size obtained by GW Pharma as described above, the Parties shall then compare the Average Unit Size Price for such Unit Size with the Tentative Average Unit Price paid by Otsuka in respect of such Unit Size during the previous calendar year.  If the Average Unit Size Price of any Unit Size obtained under (i) above is greater than the Tentative Average Unit Price of such Unit Size paid by Otsuka during the previous calendar year, then Otsuka shall pay to GW Pharma an amount equal to the difference between the Average Unit Size Price and the Tentative Average Unit Price for such Unit Size multiplied by the quantity of such Unit Size shipped to Otsuka during the previous calendar year in accordance with the procedure set forth below.  If the Average Unit Size Price of any Unit Size obtained under (i) above is less

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than the Tentative Average Unit Price for the Unit Size paid by Otsuka during the previous calendar year, then GW shall pay to Otsuka an amount equal to the difference between the Tentative Average Unit Price and the Average Unit Size Price for such Unit multiplied by the quantity of such Unit Size shipped to Otsuka during the previous calendar year in accordance with the procedure set forth below.  If the Average Unit Size Price for any Unit Size obtained under (i) above is less than the Average Minimum Price for the same Unit Size obtained by GW Pharma as described above, the parties shall then compare such Average Minimum Price with the Tentative Average Unit Price paid by Otsuka in respect of such Unit Size during the previous calendar year.  If such Average Minimum Price is greater than such Tentative Average Unit Price, then Otsuka shall pay to GW Pharma an amount equal to the difference between such Average Minimum Price and such Tentative Average Unit Price multiplied by the quantity of such Unit Size shipped to Otsuka during the previous calendar year in accordance with the procedure set forth below.  If such Average Minimum Price is less than such Tentative Average Unit Price, then GW Pharma shall pay to Otsuka an amount equal to the difference between such Average Minimum Price and such Tentative Average Unit Price multiplied by the quantity of such Unit Size shipped to Otsuka during the previous calendar year in accordance with the procedure set forth below.  For purposes of this Section 4.4(b) the Party to whom payment is due shall issue an invoice in respect of the amount to which it is due and shall submit the same to the indebted Party which shall pay such amount within thirty (30) days of receipt of invoice.  The “Average Minimum Price” for one Unit of each Unit Size of a Licensed Product supplied to Otsuka for commercial sale shall be GW Pharma’s Fully Burdened Cost for all quantities of such Unit Size produced during the applicable period converted to the Fully Burdened Cost for one Unit of such Unit Size up to *** percent (***%); provided, however, if GW Pharma’s Fully Burdened Cost for such vial

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exceeds $***, on notice from GW Pharma to Otsuka of such occurrence, the Parties shall meet and negotiate in good faith to agree upon a revised Average Minimum Price, but not more frequently than annually.  Similarly, the Parties shall meet and negotiate in good faith the Average Minimum Price for every other Unit Size, using as a guideline the Average Minimum Price established for the 5.5 ml vial.  Subject to the provisions of Section 4.5, upon each shipment of Licensed Product to Otsuka, GW Pharma shall submit an invoice to Otsuka for quantities of Licensed Product actually shipped.  Otsuka shall pay each invoice in full within sixty (60) calendar days after the date of invoice.  All invoices shall be stated in Dollars and payments shall be made in Dollars.  Pricing of clinical samples and promotional samples shall be as set forth in Section 4.5 below.

(c)                                  Within sixty (60) days following the end of each calendar year in which Net Sales of a Licensed Product have occurred, Otsuka shall submit to GW Pharma for each Unit Size of each Licensed Product the following information:

(i)                                     a stock reconciliation detailing the number of Units of each Unit Size brought forward from the previous calendar year, the number purchased in the year, the number sold in the year and any other stock movements (such as but not limited to: returns; expires) and the number carried forward into the new calendar year;

(ii)                                  a reconciliation of the gross amount invoiced by Otsuka, its Affiliates and sublicensees for all sales of the Licensed Product in the relevant calendar year to the total Net Sales for the same calendar year; and

(iii)                               the calculation of the Net Sales price referenced in sub-sub-section (b) above.

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4.5                               Samples.  GW Pharma shall supply to Otsuka on the terms of the Manufacture and Supply Agreement (i) Licensed Products and placebo packaged and in final dosage form for use in clinical studies (including, without limitation, investigator sponsored studies) (“Clinical Samples”) free of charge and (ii) promotional samples of each Licensed Product for use in support of commercialization (“Promotional Samples”) of up to ***, or their equivalent, during the term of this Agreement, at the Direct Cost of GW Pharma subject to the following conditions:

(a)                                 In any twelve (12) month period following launch of the Licensed Product in question the amount of Promotional Samples to be supplied at Direct Cost shall not exceed an amount equivalent to *** Promotional Samples per physician detail/call made by Otsuka.  If Otsuka uses more Promotional Samples than this in any such year Otsuka shall pay for such additional Promotional Samples at GW Pharma’s Fully Burdened Cost therefor.

(b)                                 Otsuka will provide to GW Pharma via the JCC a rolling annual forecast of Otsuka’s Promotional Sample requirements and orders for Promotional Samples will be confirmed and placed by Otsuka twelve (12) months in advance in the case of orders for Promotional Samples for use in the first twelve (12) month period post-launch of the Licensed Product in question, and six (6) months in advance in the case of orders for Promotional Samples for subsequent twelve (12) month periods.  GW Pharma will invoice Otsuka for all such orders upon delivery at Direct Cost and Otsuka shall pay such invoices within thirty (30) days of the date thereof.

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(c)                                  Otsuka will within sixty (60) days following the close of the twelve (12) month period post-launch of Licensed Product report to GW Pharma the number of physician details/calls made in that twelve (12) month period and the total number of Promotional Samples left with such physicians.  If such number exceeds an average ***Promotional Samples per detail/call, GW Pharma shall be entitled to invoice Otsuka in relation to such excess amount the sum that is the difference between Direct Cost and Fully Burdened Cost and Otsuka shall pay such invoice within thirty (30) days of the date thereof.

In this Section 4.5 “Direct Cost” shall mean the direct cost of manufacturing Promotional Samples limited to direct labor and material costs and quality assurance and quality control costs, including all charges of Third Parties for the manufacture of Promotional Samples, together with costs for transportation, insurance, customs clearance, and storage requested by Otsuka, if any.  GW Pharma shall supply to Otsuka Promotional Samples in excess of such *** vials at a price equal to GW Pharma’s Fully Burdened Cost therefor.

4.6                               Manufacturing Terms and Conditions.  All terms and conditions pertaining to the manufacture and supply of Licensed Products by GW Pharma to Otsuka for use in clinical studies, for distribution as Promotional Samples and for commercial sale, other than as may be expressly set forth in this Agreement, shall be negotiated in good faith by the Parties and set forth in a Manufacturing and Supply Agreement within one hundred eighty (180) days of the Closing Date or such longer period as may be agreed between the Parties.  It shall not be a breach of this Agreement if there is a failure to conclude the Manufacturing and Supply Agreement within this timescale.  The Parties agree that the Licensed Products and their

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component BDSs shall meet the Specifications and shall otherwise comply with all applicable FDA requirements.

4.7                               Product Royalty.  With respect to actual Net Sales of Licensed Products during the License Term, within sixty (60) days following the close of each calendar quarter, Otsuka shall pay to GW Pharma a product royalty, subject to applicable adjustments, if any, equal to (i) *** percent (***%) of actual Net Sales during such calendar quarter by itself and its sublicensees or (ii) *** percent (***%) of actual Net Sales during such calendar quarter by itself and its sublicensees at any time that there does not exist a Valid Claim which would be infringed by the making, using or selling of such Licensed Product but for the licenses granted pursuant to this Agreement (the “Product Royalty”).

4.8                               Third Party Licenses.  If at any time either Party believes either that it might be desirable to introduce the use of an invention that is the subject of a Third Party patent right into a Development Plan or that it might be necessary to take a license to a Third Party patent right for other reasons such Party shall bring the relevant Third Party patent right to the attention of the other Party by notice in writing.  The Parties agree to meet, within thirty (30) days after such written notification, along with their patent counsel and under appropriate conditions to secure privilege, if necessary, to discuss in good faith the Third Party patent rights in question, to resolve whether they agree that such a license is desirable or necessary and, if so, to agree to the timing of seeking such a license and the responsibility for doing so.  During such meeting the Parties agree to discuss such facts, opinions and other information as the Parties deem relevant.  If at the end of such discussions Otsuka and GW Pharma are unable to reach agreement, then Otsuka shall be free to enter into such a license.  In such a

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case in circumstances where the license is necessary because Otsuka, acting reasonably, believes that otherwise the making, use or sale of Licensed Product would likely infringe the relevant Third Party patent rights and that such relevant Third Party patent rights are likely to be found valid and subsisting and it has expressed this view at the meeting previously held, Otsuka shall be entitled to deduct *** percent (***%) of the costs thereof from Product Royalty payments to GW Pharma; provided, however, no such payment of Product Royalty shall be reduced as a result of such deduction below *** percent (***%) of the amount that would have otherwise been paid.  Any such amounts not so deducted as a result of the application of the foregoing limitation shall be carried forward and deducted from subsequent payments of Product Royalty until fully absorbed.

4.9                               Compulsory Licenses.  Should a compulsory license be granted to a Third Party to make, have made, use, sell or import a Licensed Product under the Laws of the Territory, the royalty rate payable by Otsuka on Net Sales of such Licensed Products shall be adjusted to match any lower royalty rate granted to such Third Party with respect to the sales of such Product, and during such periods for which such Third Party has the right to sell under the compulsory license articles that compete with the Licensed Products then offered for sale by or on behalf of Otsuka, its Affiliates or sublicensees.

4.10                        Branded Competitive Products and Generic Competitive Products.  Upon a determination that a Branded Competitive Product exists in the Territory, the Parties shall promptly meet for the purpose of discussing and agreeing in good faith an aggregate reduction to the Product Royalty and/or Supply Compensation for the affected Licensed Product to the extent merited by such competition.  Upon a determination that a Generic

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Competitive Product exists in the Territory, the Product Royalty for the affected Licensed Product shall be eliminated and the Parties shall promptly meet for the purpose of discussing and agreeing in good faith an appropriate reduction to the Supply Compensation for the affected Licensed Product to the extent merited by such generic competition.

4.11                        Royalty-Free Sales.  No royalties shall be due upon the sale or other transfer among Otsuka or its Affiliates or their respective sublicensees, but in such cases the royalty shall be due and calculated upon Otsuka’s or its Affiliate’s or their respective sublicensees’ Net Sales to the first unaffiliated Third Party in an arm’s length transaction. No royalties shall be payable on the disposition of Licensed Products in arm’s length transactions (a) without consideration (i) as samples (promotion or otherwise), or (ii) as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose); (b) pursuant to “treatment IND”, compassionate use, or other patient care programs, solely to the extent that the consideration, if any, paid to Otsuka or its Affiliates or their respective sublicensees pursuant to any such program is limited to reimbursement to Otsuka or its Affiliates or their respective sublicensees of the costs of manufacturing and providing the Licensed Product; or (c) in connection with the Development Plan (including clinical studies) for such Licensed Product.  For clarity, save as set out in (a), (b) and (c) above upon the sale or other disposal of Licensed Product other than in a bona fide arm’s length transaction exclusively for money or upon any use of Licensed Product for purposes which do not result in a disposal of that Licensed Product in consideration of sales revenue customary in the Territory (in this case disposal not including destruction of damaged, defective, or otherwise unsaleable Licensed Products), such other sale, disposal or use shall be deemed to constitute a sale at the relevant open market price in the Territory, or, if that price is not ascertainable, a reasonable price assessed on an arm’s length basis for the goods or services provided in exchange for the supply.

4.12                        Milestone Payments.  Subject always to Section 5.2, Otsuka shall pay to GW Pharma the following one-time milestone payments upon the achievement of the events specified below, if applicable, following Closing and within ten (10) days of issuance of an invoice therefor by GW Pharma to Otsuka:

(a)                                 ***;

(b)                                 ***;

(c)                                  ***;

(d)                                 ***;

(e)                                  ***;

(f)                                   ***;

(g)                                  ***;

(h)                                 ***;

(i)                                     ***; and

(j)                                    ***.

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Otsuka shall report the occurrence of each of the milestone events set out in sub-sections (b) to (j) above to GW Pharma in writing within ten (10) days of its confirmed occurrence.  However, in the event that two (2) or more of the milestones listed in subparagraphs (g) to (j) above are earned during one (1) calendar year, Otsuka may elect to defer payment of the second and subsequent to occur milestone in such calendar year until the first anniversary of such events in the succeeding calendar year.  Payment for any such milestones earned in a succeeding year may be similarly deferred until the first anniversary of such event in the next succeeding year.  The foregoing process shall continue until all such earned milestones have been paid.  Each of the milestone payments set forth in this Section 4.12 shall be payable only one (1) time.  Should Otsuka elect to defer payment of a milestone as set out above the deferred milestone payment shall accrue interest on the terms set out in Section 5.6 from the date such milestone payment becomes payable until the date on which it is actually paid.

4.13                        Invoices.  No payment of any type under this Agreement shall be due to GW Pharma without GW Pharma first having submitted an invoice therefor to Otsuka.

ARTICLE 5

PAYMENTS; RECORDS; AUDITS.

5.1                               Manner and Place of Payment.  All payments hereunder shall be payable in U.S. dollars. With respect to any calendar year, quarter or month, as applicable, whenever conversion from any other currency shall be required in order to calculate Net Sales, Fully Burdened Cost or other amounts hereunder, such conversion shall be made at a rate of exchange based upon the published rates thereof as set forth in the Financial Times and appropriately calculated under IAS in the case of GW Pharma, consistently applied and will be so certified annually by GW Pharma based upon such conclusions by its independent accountants.  All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the Party entitled to receive such payment, unless otherwise specified in writing by such Party.

5.2                               Taxes.  All taxes incurred by GW Pharma on payments made under this Agreement, including taxes levied thereon as income to GW Pharma, shall be paid by GW Pharma.  The Parties recognize that under Japanese tax law current at the Closing Date all sums due to GW Pharma hereunder can be paid gross without any withholding for tax provided that before Otsuka makes any payment to GW Pharma hereunder it has filed with the Japanese tax authorities the forms set out at Exhibit G.  Otsuka agrees to file such forms promptly after receipt of the same duly completed by GW Pharma and before making any payments to GW Pharma hereunder.  Otsuka undertakes and agrees that pending any change in the relevant tax law it shall pay all sums to GW Pharma hereunder gross of any withholding tax, subject to the filing and effectiveness of the forms set forth on Exhibit G.  Otsuka takes no responsibility for the accuracy or adequacy of such forms.  Otsuka further agrees to assist GW Pharma in whatever way is reasonably practicable and customary to claim exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

5.3                               Reports.  Otsuka shall prepare and provide reports of Net Sales to GW Pharma within sixty (60) days following the end of each calendar quarter.  Each such report shall include in sufficient detail such information as may be necessary to permit confirmation of the accuracy of the royalty payments made for such quarter, together with details and an explanation of each of the deductions taken in calculating Net Sales and the reasons therefor.

As an alternative to such reports, the Parties may agree to meet to discuss such matters with such frequency as they may determine.

5.4                               Records and Audits.  During the License Term and for a period of three (3) years thereafter, the Parties shall keep complete and accurate records in accordance with GAAP or IAS (as applicable) pertaining to the costs related to development, manufacture, sale or other disposition of Licensed Products hereunder for the preceding three (3) years.  Each Party shall have the right to cause an independent, certified public accountant and associated with an independent accounting firm reasonably acceptable to the other Party to audit such records to confirm Actual Costs, Average Minimum Price Net Sales (in this case including an audit of each of the deductions taken in calculating Net Sales), royalties and other payments for a period covering not more than the preceding three (3) years.  Such audits may be exercised during normal business hours upon reasonable prior written notice to the audited Party.  The accounting firm shall enter into appropriate obligations of confidence with the audited Party to treat all information it receives during its inspection in confidence.  The accounting firm shall disclose to the auditing Party only whether audited reports of costs or royalties are correct and details concerning any discrepancies, but no other information shall be disclosed to the auditing Party.  Prompt adjustments shall be made by the Parties to reflect the results of such audit.  The initiating Party shall bear the full cost of such audit unless such audit discloses a variance of more than *** percent (***%) from the amount of Actual Costs, Net Sales or royalties or other payments due to the auditing Party under this Agreement, in which event the audited Party shall bear the full cost of such audit.  If any such audit reveals any underpayment or overpayment, the Parties shall promptly reconcile any such underpayment or overpayment.

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5.5                               VAT.  All payments to GW Pharma under the terms of the Agreement are expressed to be exclusive of value added or other sales tax howsoever arising and Otsuka or any sub-licensee Affiliate of Otsuka shall pay to GW Pharma in addition to those payments all value added or other sales tax, if any, for which GW Pharma is liable to account to the applicable tax authority, as a result of the assignment or sub-license of this Agreement to an Otsuka Affiliate domiciled in the European Union, in relation to any supply made or deemed to be made for value added or other sales tax purposes to this Agreement on receipt of a tax invoice or invoices from GW Pharma, subject to the right of Otsuka to dispute the same in good faith.

5.6                               Interest.  If Otsuka fails to make any payment due to Pharma hereunder on the due date for payment and the payment is not in dispute between the Parties (including if Otsuka elects to defer the payment of a milestone pursuant to Section 4.12), or the dispute has not been resolved, without prejudice to any other right or remedy available to GW Pharma, GW Pharma shall be entitled to charge Otsuka interest (both before and after judgment) on the amount unpaid at the annual rate of *** calculated on a daily basis provided always that this rate of interest is permissible under the law of England and Wales until payment in full is made without prejudice to GW Pharma’s right to receive payment on the due date.

ARTICLE 6

CONFIDENTIALITY.

6.1                               Confidentiality.  During the License Term and for a period of five (5) years thereafter, each Party hereto will maintain in confidence all Confidential Information

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disclosed to it by the other Party hereto, whether pursuant to this Agreement or otherwise.  Neither Party will use, disclose or grant use of such Confidential Information except as expressly authorized by, or expressly contemplated by the licenses granted under, this Agreement.  This Agreement contemplates disclosure to the employees, agents, contractors and consultants of each Party.  In each such case the disclosing Party will obtain prior written agreement from its employees, agents, contractors or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement.  Each Party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents, contractors or consultants do not disclose or make any unauthorized use of such Confidential Information.  Each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by its employees, agents, contractors and consultants.  Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.  Notwithstanding the foregoing to the contrary, a Party may disclose to its Affiliates Confidential Information received from the other Party and such Affiliates may disclose such Confidential Information on a need to know basis to their employees, agents, contractors and consultants under prior written agreements of confidentiality and non-use consistent with the terms of this Agreement; provided, however, each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by its Affiliates and their employees, agents, contractors and consultants.

6.2                               Authorized Disclosure.  A recipient Party may:

(a)                                 disclose Confidential Information disclosed to it hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications in accordance with this Agreement, or prosecuting or defending litigation in accordance with this Agreement;

(b)                                 disclose the Confidential Information disclosed to it hereunder: (i) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (ii) to the extent such disclosure is required to comply with an applicable Law, including to the extent such disclosure is required in publicly filed financial statements or other public statements under rules governing a stock exchange (e.g., the rules of the United States Securities and Exchange Commission, NASDAQ, NYSE, UKLA or any other stock exchange on which securities issued by either Party may be listed); provided, to the extent possible bearing in mind such Law and subject to the next subsequent sentence of this Section 6.2(b), such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure five (5) business days in advance of the date on which the disclosure is to be made to enable the other Party to review and provide comments, unless a shorter review time is agreed.  If the compliance with an applicable Law requires filing of this Agreement, the filing Party shall to the extent possible seek confidential treatment of portions of this Agreement from the relevant competent authority and shall provide the other Party with a copy of the proposed filings at least ten (10) business days prior to filing for the other Party to review any such proposed filing.  If bearing in mind such Law those consultation periods are not workable the relevant Party shall use reasonable efforts to have some form of consultation with the other Party, as an absolute minimum informing the other Party of the text of any statements or disclosure as long in advance as is practicable before they are made.  Each Party agrees that it will obtain its own legal advice with regard to its compliance with such Laws and will not rely on any statements made by the other Party relating to such Laws;

(c)                                  disclose Confidential Information disclosed to it hereunder to a regulatory authority as reasonably necessary to obtain Full Regulatory Approval in a particular jurisdiction to the extent consistent with the licenses granted under terms of this Agreement;

(d)                                 disclose Confidential Information disclosed to it hereunder: (i) to its actual or potential distributors, licensees or sub-licensees; (ii) to its actual or potential investment bankers; (iii) to existing and potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business and to actual and prospective lenders for the purpose of obtaining financing for its business; and (iv) to a bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such persons must be obligated to substantially the same extent as set forth in Section6.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement.  Each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by any such persons.  Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information; and

(e)                                  disclose Confidential Information disclosed to it hereunder to its legal and other advisers for the purpose of seeking advice.

6.3                               Other than the press releases pertaining to this transaction that the Parties have agreed upon and attached as Exhibit F to this Agreement and save as permitted in Section 6.2:

(a)                                 neither Party shall make any public announcement or statement to the public concerning the terms of this Agreement without the prior written consent of the other, which shall be neither unreasonably withheld or delayed.  No such public announcements or statements shall be made without the prior review and consent of the appropriate individual designated for the purpose by the other Party;

(b)                                 neither Party shall publish or present in a scientific journal or any other scientific setting any data generated under a Development Plan by or for such Party with respect to a Licensed Product, including Pre-Clinical Data, Otsuka Clinical Data or Phase IV Clinical Studies conducted by Otsuka, without providing a copy of such publication or presentation to the JDC at least thirty (30) days prior to submission thereof for publication or presentation and obtaining the JDC’s prior written consent (which may not be unreasonably withheld or delayed). The JDC shall be entitled to delay the publication or presentation in the Territory for up to thirty (30) days to allow the preparation and filing of a patent application relating to an Invention contained in such publication or presentation; and

(c)                                  where GW Pharma can control the same, shall, (i) prior to publication in a scientific journal of any data generated by or for GW Pharma outside the Territory with respect to a Licensed Product, provide a copy of such publication to Otsuka at least thirty (30) days prior to submission by GW Pharma thereof for publication to allow Otsuka to comment on the same and (ii) prior to presentation in any other scientific setting of any data generated by or for GW Pharma outside the Territory with respect to a Licensed Product, provide a copy of such presentation to Otsuka at least fifteen (15) days prior to submission by GW Pharma thereof for presentation to allow Otsuka to comment on the same. If Otsuka has any comments on such publication or presentation provided to it, Otsuka shall send these comments in writing to GW Pharma and GW Pharma shall consider the comments and amend such publication or presentation as it sees fit, acting reasonably.

6.4                               Injunctive Relief.  The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 6 may cause immediate and irreparable harm to the disclosing Party that may not be adequately compensated by damages.  Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing Party shall have the right to obtain equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

6.5                               Pre-Existing Confidentiality Agreement.  The provisions of this Article 6 shall supersede that certain Mutual Confidentiality Agreement entered into as of 16 August, 2006 by and between Otsuka and GW Pharma (the “Confidentiality Agreement”) and shall govern the treatment of information disclosed under the Confidentiality Agreement.

ARTICLE 7

INTELLECTUAL PROPERTY RIGHTS.

7.1                               Ownership.

(a)                                 Ownership of any inventions made by one or both of the Parties in the conduct of the Development Plan, whether or not patentable (“Inventions”), shall be determined in accordance with U.S. laws of inventorship;

(b)                                 All know-how (other than inventions) of the type within the definitions of GW Pharma Know-How or Otsuka Know-How with the exception of Pre-Clinical Data and arising under the Development Plan or any subsequent commercialization for a Licensed Product shall be owned by the Party generating such know-how and shall become part of GW Pharma Know-How or Otsuka Know-How as the case may be; and

(c)                                  Otsuka Clinical Data shall be owned by Otsuka;

(d)                                 Pre-Clinical Data shall be owned by GW Pharma.

7.2                               Patent Prosecution and Maintenance.

(a)                                 GW Pharma shall control, and be responsible for, filing, prosecution, and maintenance and defense of the GW Pharma Patent Rights (other than the Joint Patents (defined below)) (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings) and GW Pharma shall pay the expenses thereof.  GW Pharma shall be responsible for the filing, prosecution, maintenance and defense of patent rights claiming any Invention owned jointly by the Parties (the “Joint Patents”) (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings), and the Parties shall share equally in the expenses thereof.  Otsuka shall control, and be responsible for, filing, prosecution, maintenance and defense of Otsuka Patent Rights other than Joint Patents (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings), at Otsuka’s sole expense.  GW Pharma and Otsuka and their nominated patent attorneys shall regularly meet and confer regarding strategies for the filing, prosecution and defense of GW Pharma Patent Rights (including Joint Patents), and Otsuka Patent Rights (excluding Joint Patents) and proposed responses to official actions.  Each Party shall consider in good faith and give due regard to the requests and suggestions of the other with respect to strategies for prosecuting the GW Pharma Patent Rights, Joint Patents and Otsuka Patent Rights (as applicable).  Each Party shall keep the other informed of progress with regard to the prosecution, maintenance and defense of GW Pharma Patent Rights, Joint Patents and Otsuka Patent Rights (as applicable) by providing the other with copies of official actions, amendments and responses with respect to such prosecution within seven (7) days of receipt of such notices.

(b)                                 In the event that GW Pharma desires to abandon any GW Pharma Patent Rights other than Joint Patents in the Territory, GW Pharma shall provide prior written notice to Otsuka of such intention to abandon as soon as is reasonably practicable under the circumstances, but not less than thirty (30) days prior to the date of abandonment, and Otsuka shall have the right, at its expense, to prepare, file, prosecute and maintain such GW Pharma Patent Rights, as applicable.  GW Pharma shall execute such documents and perform such acts as may be reasonably necessary for Otsuka to prepare, file, prosecute or maintain such GW Pharma Patent Rights.  Thereafter, Otsuka shall solely own such GW Pharma Patent Rights, as the case may be, in their entirety and GW Pharma shall promptly assign its entire interest in such GW Pharma Patent Rights to Otsuka.

(c)                                  In the event that either Party no longer wishes to pay its share of the costs for the prosecution, maintenance and defense of any Joint Patent whether in the Territory or outside the Territory, the withdrawing Party shall give written notice to the other of such intention and in the case that this is GW Pharma and Otsuka shall have the right, at its expense, to prepare, file, prosecute and maintain such Joint Patents thereafter, as applicable.  In such a case GW Pharma shall execute such documents and perform such acts as may be reasonably necessary for Otsuka to prepare, file, prosecute or maintain such Joint Patents.  In either case the Party that has decided not to contribute financially any longer shall assign its entire right, title and interest in and to the Joint Patents in the relevant country to the other Party.

(d)                                 In the event that Otsuka desires to abandon any Otsuka Patent Rights that are Otsuka Sole Patents in the Territory, Otsuka shall provide prior written notice to GW Pharma of such intention to abandon as soon as is reasonably practicable under the circumstances, but not less than thirty (30) days prior to the date of abandonment, and GW

Pharma shall have the right, at its expense, to prepare, file, prosecute and maintain such Otsuka Patent Rights.  Otsuka shall execute such documents and perform such acts as may be reasonably necessary for GW Pharma to prepare, file, prosecute or maintain such Otsuka Patent Rights.  Thereafter, GW Pharma shall solely own such Otsuka Patent Rights and Otsuka shall promptly assign its entire interest in such Otsuka Patent Rights to GW Pharma.  Otsuka shall have a non-exclusive fully paid-up irrevocable license to practice and otherwise exploit the inventions claimed or issued in such Otsuka Patent Rights in any way whatsoever, but not in relation to the development, making, having made, selling, offering for sale or otherwise exploiting Licensed Products in the Territory.  The foregoing non-exclusive license shall arise only under and on the terms of this Agreement as if such Otsuka Patent Rights had become GW Pharma Patent Rights.

7.3                               Infringement by Third Parties.  Each of GW Pharma and Otsuka shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of any GW Pharma Patent Rights or Otsuka Patent Rights in the Territory or any challenge to GW Pharma’s ownership of, or Otsuka’ right to use, the GW Pharma Patent Rights in the Territory of which they become aware.  Challenges to the validity of GW Pharma Patent Rights (including Joint Patents) will be dealt with by GW Pharma in accordance with the provisions of Section 7.2(a).  Challenges to the validity of Otsuka Patent Rights will be dealt with by Otsuka in accordance with the provisions of Section 7.2(a).  Both Parties shall use their commercially reasonable efforts in cooperating with each other to terminate any infringement without litigation.  GW Pharma shall have the first right, at its expense, to bring and control any action or proceeding with respect to infringement of any GW Pharma Patent Rights in the Field including any counterclaim for invalidity or unenforceability or any declaratory judgment action in the Territory by counsel of its own choice, and Otsuka shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Otsuka shall have the right, but not the obligation, at its expense to bring and control any action or proceedings with respect to infringement of any Otsuka Patent Rights in the Territory.  If GW Pharma fails to bring an action or proceeding with respect to infringement of any GW Pharma Patent Rights in the Field in the Territory within (a) sixty (60) days following the notice of alleged infringement or (b) thirty (30) days before the time limit, if any, set forth in the appropriate Laws and regulations for the filing of such actions, whichever comes first, Otsuka shall have the right to bring and control any such action at its own expense and by counsel of its own choice and shall have the right to join GW Pharma as a co-plaintiff if GW Pharma is a necessary party, as advised by Otsuka’s counsel, at Otsuka’s cost and expense.  GW Pharma shall also have the right, at its own expense, to be represented in any such action by counsel of its own choice.  In the event a Party brings an infringement action regarding GW Pharma Patent Rights, the other Party shall cooperate fully with the Party bringing such action.  Neither Party shall have the right to settle any infringement litigation under this Section 7.3. regarding an infringement of any GW Pharma Patent Rights in the Territory in the Field without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  For clarity, this means that if Otsuka has conduct of any action it shall not settle any counter-claim for invalidity of a GW Pharma Patent Right (including a Joint Patent) without the prior consent of GW Pharma.  Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation shall first be applied to reimbursement of the Party first bringing such litigation, then to reimbursement of a Party joining such litigation, and finally any amount remaining shall be shared between the Parties with Otsuka retaining *** percent (***%) thereof and GW Pharma retaining *** percent (***%) thereof.

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7.4                               Infringement of Third Party Rights.

(a)                                 Each Party shall promptly notify the other in writing of any written allegation or claim by a Third Party that one or more activities of either of the Parties pursuant to this Agreement or the Manufacturing and Supply Agreement in relation to the Territory infringes or may infringe the intellectual property rights of such Third Party.  Prior to the commencement of proceedings by any such Third Party each Party shall, in close consultation and liaison with the other, be responsible for responding to the Third Party on their own behalf.

(b)                                 Subject to Section 7.4(c), GW Pharma shall have the right, but not the obligation, to defend at its own expense and by counsel of its own choice any claim involving alleged infringement of Third Party patent rights by GW Pharma’s activities inside and/or outside the Territory.  If such claim alleges that the development, manufacture, use, offer for sale or sale of any Licensed Product in the Territory infringes such Third Party’s patent rights, Otsuka shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and if GW Pharma does not defend against such claim, then Otsuka may assume such defense at its expense and using counsel of its own choice, in which case Otsuka’s unreimbursed direct costs of defense will be credited against subsequent Product Royalties, such credit amounts for any period not to exceed ***% of the Product Royalties due for such period.

(c)                                  If any such allegation or claim results in proceedings being brought by such Third Party and the proceedings are in the Territory, Otsuka shall have the first right, but not the obligation, to defend at its own expense and by counsel of its own

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choice any proceedings involving alleged infringement of such Third Party patent rights by Otsuka’s or GW Pharma activities.  GW Pharma shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  *** percent (***%) of Otsuka’s unreimbursed direct costs for its defense of such claim will be credited against subsequent Product Royalties, such credit amounts for any period not to exceed ***% of the Product Royalties due for such period.  If any such credit amounts are unabsorbed in a given period, the balance shall be carried forward to the next and subsequent periods as necessary until they have been fully absorbed.  If Otsuka does not defend against any such claim, then GW Pharma may assume such defense at its expense and using counsel of its own choice and in this case Otsuka shall reimburse to GW Pharma *** percent (***%) of GW Pharma’s unreimbursed direct costs for its defense of such claim.

(d)                                 Each Party shall keep the other Party fully informed with regard to the defense of claims brought by Third Parties covered by this Section 7.4(d).  Neither Party shall have the right to settle any such claim covered by Section 7.4(b) or 7.4(c) without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed.  Otsuka and GW Pharma shall share the cost of any monetary judgment obtained by a Third Party claiming infringement of such a claim with GW Pharma bearing *** percent (***%) of any such amounts and Otsuka bearing *** percent (***%) of any such amounts.  Otsuka shall be entitled to deduct *** percent (***%) of the costs thereof from Product Royalty payments to GW Pharma; provided, however, no such payment of Product Royalty shall be reduced as a result of such deduction below *** percent (***%) of the amount that would have otherwise been paid.  Any such amounts not so deducted as a result

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of the application of the foregoing limitation shall be carried forward and deducted from subsequent payments of Product Royalty until fully absorbed.

7.5                               Trademark Provisions.

(a)                                 In the event that a pending application to register a Licensed Trademark is disallowed or should a Licensed Trademark come to be no longer registered to GW Pharma, GW Pharma shall provide Otsuka with prompt written notice thereof, Otsuka shall promptly cease using such Trademark and the Parties shall choose an alternative trademark for use with the Licensed Products, whereupon such alternative trademark shall be deemed included in the definition of Licensed Trademarks for purposes of this Agreement.

(b)                                 GW Pharma shall retain full and complete ownership and control of the Licensed Trademarks and the goodwill relating thereto during the License Term.  Otsuka agrees that nothing contained in this Agreement shall vest or otherwise transfer, convey or give to Otsuka any right, title or interest in the Licensed Trademarks not expressly provided in this Agreement.  Otsuka acknowledges and agrees that all use of the Licensed Trademarks by Otsuka, and its sublicensees, and all goodwill generated under this Agreement, shall inure to the sole legal benefit of the registered owner of the Licensed Trademarks and all rights derived, or that may be derived by Otsuka, and its sublicensees, from the use of the Licensed Trademarks hereby permitted within the Territory shall belong to such registered owner.

(c)                                  Otsuka and its sublicensees shall use the Licensed Trademarks in such form and manner as currently used by GW Pharma as of the Closing Date or in such other form and manner as may be approved in writing by GW Pharma from time to time during the term of the License Term.  Otsuka shall notify GW Pharma in writing of any desired change in the form of the Licensed Trademarks and request GW Pharma’s approval thereof, submitting with its request specimens of the proposed change.  GW Pharma will be deemed to have approved the changed form of the Licensed Trademark(s) unless it shall have rejected such changed form in writing within thirty (30) days of receipt of such request.  GW Pharma shall consider in good faith Otsuka’ suggestions regarding changes to the Licensed Trademarks and proposed additional Licensed Trademarks.  If at any time the Parties should decide to use substitute trademarks or to establish other trademarks for use in connection with the Licensed Products, all such trademarks shall be owned by GW Pharma.  Otsuka shall assign its interest, as it may exist, in any such trademarks to GW Pharma at no cost to GW Pharma.

(d)                                 Otsuka and its sublicensees shall not use the Licensed Trademarks in combination or in conjunction, or as part of, any other service marks or trademarks and shall ensure that any such use of the Licensed Trademarks is accompanied by an acknowledgement that the Licensed Trademark in question is owned by GW Pharma and used by Otsuka or its sub-licensee under license.  Subject to Section 7.5(f), Otsuka and its sublicensees may use their respective trade names without the prior approval of GW Pharma, in connection with the advertising, packaging and labeling of the Licensed Products so long as such use is materially in accordance with all applicable Laws and regulations in the Territory.  Otsuka agrees, and will require its sublicensees to agree, not to use the Licensed Trademarks in any manner save as approved pursuant to Section 7.5(f).

(e)                                  At such time as Otsuka may have the right to manufacture, or have manufactured, Licensed Products, Otsuka hereby undertakes to manufacture, and shall require its sublicensees to agree, to manufacture Licensed Products, if at all, consistent with the maintenance of the image of the Licensed Products and in accordance with applicable laws including, but not limited to, regulations of the FDA.  In connection therewith, GW

Pharma or its authorized representative shall have the right, during regular business hours upon reasonable advance written notice to Otsuka, to inspect the Licensed Products manufactured by Otsuka or its designee in the form of finished goods in relation to which the Licensed Trademarks are to be used, as well as the methods of manufacturing such goods, as reasonably necessary to ascertain whether such Licensed Products meet appropriate quality control standards (as set forth in a separate written agreement between the Parties or communicated to Otsuka in writing).  GW Pharma shall also have the right to receive from time to time, without charge, a reasonable number of samples of such finished goods for the sole purpose of monitoring Otsuka’s compliance with its obligations hereunder.

(f)                                   Otsuka shall submit to GW Pharma for approval in writing, representative samples of all packages, labels, advertising and other materials to use in commercializing Licensed Products and/or on which the Licensed Trademarks appears, including the trade dress for each Licensed Product, (other than any of the foregoing produced by GW Pharma, its Affiliates or their respective designees) which approval shall not be unreasonably withheld.  GW Pharma agrees to review any such packaging, labels, advertising and other materials provided by Otsuka hereunder, and to notify Otsuka whether GW Pharma approves the same, within ten (10) business days of receipt thereof.  Otsuka as the holder of the FDA Regulatory Approvals for Licensed Products shall have the final decision making power regarding the trade dress and other packaging, labeling, advertising and other materials relating to commercialization of Licensed Product or bearing the Licensed Trademarks.

(g)                                  Subject to Section7.5(f), the initial trade dress for each Licensed Product for each indication shall be proposed by Otsuka.  GW Pharma shall implement such trade dress on the following terms:

(i)                                     Otsuka shall supply GW Pharma with full details of the trade dress for each Licensed Product and if the cost and expense of printing packaging with such trade dress is greater than the cost and expense of the printing process currently used by or on behalf of GW Pharma for the trade dress outside the Territory, GW Pharma shall, within sixty (60) days of receipt of details of such trade dress, advise Otsuka in writing of such additional cost and expense relating to preparing and printing such trade dress specified as a Fully Burdened Cost per package;

(ii)                                  if Otsuka decides to proceed, GW Pharma shall be responsible for commissioning and acquiring all related artwork, plates and other materials necessary to print the packaging in such trade dress; and

(iii)                               the additional Fully Burdened Cost identified by GW Pharma shall be added to the Supply Compensation of the applicable Licensed Product.

(h)                                 GW Pharma shall be responsible for prosecuting and maintaining the Licensed Trademarks, including the payment of all costs and fees associated with such prosecution and maintenance.  GW Pharma shall keep Otsuka fully informed of all material matters pertaining to the prosecution and maintenance of the Licensed Trademarks and shall seek the views of Otsuka with regard to such matters and give such views of Otsuka due regard when prosecuting and maintaining the Licensed Trademarks.

(i)                                     Otsuka agrees to notify GW Pharma promptly in the event it becomes aware that any Licensed Trademark is being infringed or adversely affected by the use of Third Parties in the Territory, and further agrees to take no action of any kind with respect thereto except in accordance with this Agreement.  GW Pharma shall have the right, in its sole discretion, to take whatever steps it deems necessary or desirable to protect the Licensed Trademarks from any such infringement or other adverse use and shall have the right to control any litigation or other proceeding undertaken by it for any such purpose.  Otsuka agrees to cooperate with GW Pharma, at GW Pharma’ expense, in the event such action entails litigation or other similar proceedings.  In the event that GW Pharma or any of its Affiliates brings any such action, GW Pharma agrees to consider, and to cause its Affiliate(s) to consider, in good faith the reasonable suggestions of Otsuka regarding such action.  In the event GW Pharma declines to take action with respect to a particular infringement or adverse use it shall promptly notify Otsuka in writing, and Otsuka shall have the option of taking such action as it deems appropriate.  Otsuka shall have the sole responsibility for whatever action it takes, and GW Pharma agrees to cooperate fully with Otsuka, at Otsuka’ expense.

(j)                                    GW Pharma agrees to indemnify Otsuka, its Affiliates and sublicensees, against all damages resulting from any claim of trademark infringement or dilution brought against Otsuka by Third Parties arising out of the authorized use of the Licensed Trademarks by Otsuka, and its sublicensees, under the terms of this Agreement, except to the extent due to the negligence or willful misconduct of any such indemnified party or parties, and provided that Otsuka, its Affiliates and sublicensees have complied in all material respects with all of their obligations under Section 7.5.  In the event, Otsuka, or its sublicensees are named as defendants in an action for which GW Pharma has an obligation to indemnify under this Section 7.5, Otsuka agrees to promptly notify GW Pharma, and GW Pharma shall have the right to intervene in any such action and to control and direct the defense thereof, including the right to select defense counsel.  In the event GW Pharma chooses to exercise control, it agrees to reimburse Otsuka and its sublicensees for the out-of-pocket costs of their defense incurred prior to the assumption of defense.

(k)                                 Neither Party shall mention or otherwise use any trademark of the other Party or its Affiliates, other than the Trademarks as provided under this Agreement, in any publication, press release, promotional material or other form of publicity without the prior written consent of the appropriate individual designated for the purpose by the other Party.

ARTICLE 8

REGULATORY MATTERS.

8.1                               Regulatory Activities.

(a)                                 Although the provisions of this Agreement require the INDs for the development of Licensed Product to be held by GW Pharma until the NDA for Licensed Product for the First Indication is first filed by Otsuka and the NDAs and Full Regulatory Approvals in respect of Licensed Products are to be held by Otsuka, it is a fundamental principle of this Agreement that the content of all material written documents, communications, submissions, calls (as may be reasonably practicable), conferences and meetings with the FDA or DEA is discussed between the Parties in close consultation including at the relevant JDC sub-committee and, if appropriate, at the JDC itself before any of the same are made by GW Pharma or Otsuka, whether or not the other Party otherwise participates in any of the same.

(b)                                 In relation to the development and commercialization of Licensed Product prior to the filing by Otsuka of the NDA for Licensed Product for the First Indication:-

(i)                                     GW Pharma shall be responsible for the design of the protocol and for the conduct of all clinical studies required for the filing of an NDA and as set out in the First Indication Development Plan, in close consultation with Otsuka as described in Section 8.1(a).  Otsuka shall be responsible for the design of the protocol and for the conduct of Phase IIIb Clinical Studies, Phase IV Clinical Studies for the First Indication and for all clinical studies set out in the Second Indication Development Plan or other Development Plans in close consultation with GW Pharma as described in Section 8.1(a);

(ii)                                  As GW Pharma is a foreign drug establishment it hereby appoints Otsuka as of the Closing (which appointment may be delegated by Otsuka to an Affiliate of Otsuka) as its agent under 21 C.F.R, §312.23 to sign relevant documents and to facilitate communications between GW Pharma and the FDA relating to any IND.  In this respect Otsuka shall be responsible for arranging all meetings and calls with the FDA but at times convenient for GW Pharma when reasonably practicable.  The agency relationship established under this Section8.1(ii) shall continue for so long as Otsuka is fulfilling its obligations as GW Pharma’s IND agent, otherwise GW Pharma may terminate Otsuka’s appointment as its agent by giving written notice and appoint an alternative Third Party as its agent in respect of the INDs.  For clarity, GW Pharma’s obligations of consultation under Section 8.1(a) apply regardless of whether Otsuka is then acting as the IND agent of GW Pharma.  The termination of Otsuka by GW Pharma as its IND agent shall have no consequence under this Agreement other than terminating such status.  Such termination shall not be deemed to cause, or to have resulted from, a breach of this Agreement.

(iii)                               With respect to the First Indication, but only before the filing by Otsuka of an NDA with respect thereto, GW Pharma shall be responsible for any IND covering Licensed Product filing on its own letterhead and signed by it, but also signed by Otsuka as its agent under Section 8.1(b)(ii) as appropriate and having consulted with Otsuka as described in Section 8.1(a) with Otsuka having had the opportunity to see and comment on the draft filing and having prepared an electronic copy of the same at its own cost and expense and GW Pharma having, acting reasonably, reflected such comments in the filing so far as GW Pharma thinks fit to do so;

(iv)                              GW Pharma shall be responsible for all other communications with FDA whether oral or written and whether on calls, in conferences or at meetings concerning an IND covering Licensed Product in the case of written communication on its letterhead and in its own name signed by it and by Otsuka its agent under Section 8.1(b)(ii) and in the case of oral communication by personal representation provided that:

(x)                                 Otsuka has first seen and commented on drafts of all written communications or suggested scripts for oral communications, as may be reasonably practicable, and GW Pharma, acting reasonably, reflects any comments of Otsuka so far as GW Pharma thinks fit to do so;

(y)                                 Otsuka has the right to have at least one (1) representative present in any such calls, conferences or meetings, as may be reasonably practicable and to the extent permitted by FDA.

(z)                                  GW Pharma shall in close consultation with Otsuka under Section 8.1(a) be responsible for dealing with DEA in relation to all DEA Regulatory Approvals;

(c)                                  Once Otsuka is ready to file and/or has filed the NDA for Licensed Product for the First Indication and GW Pharma has transferred to Otsuka all other INDs covering Licensed Product under Section 3.4(b):

(i)                                     Otsuka shall be responsible for any IND or NDA filing on its own letterhead and signed by it, but having consulted with GW Pharma as described in

Section 8.1(a) with Otsuka having drafted the filing and made an electronic form of the same at its own cost and expense, such draft having been given to GW Pharma so that it has an opportunity to comment upon the same, as may be reasonably practicable, and Otsuka shall, acting reasonably, reflect such comments in the draft filing so far as Otsuka thinks fit to do so;

(ii)                                  Otsuka shall be responsible for all other communications with FDA whether oral or written and whether on calls, in conferences or at meetings concerning any IND, NDA or FDA Regulatory Approval in the case of written communication on its letterhead and in its own name and having consulted with GW Pharma in accordance with Section 8.1(a) and in the case of oral communication by personal representation provided that:

(x)                                 GW Pharma has first seen and commented on drafts of all written communications or suggested scripts for oral communications, as may be reasonably practicable, and Otsuka, acting reasonably, reflects any comments of GW Pharma so far as Otsuka thinks fit to do so;

(y)                                 GW Pharma has the right to have at least one (1) representative present in any such calls, conferences or meetings, as may be reasonably practicable and to the extent permitted by FDA.

(iii)                               Otsuka shall in close consultation with GW Pharma under Section 8.1(a) be responsible for dealing with the DEA in relation to all DEA Regulatory Approvals.

(d)                                 In relation to all Licensed Products Otsuka shall only commercialize the same in a manner consistent with their then current labeling.

(e)                                  Promptly following the Closing or such longer period as the Parties shall agree the Parties shall in good faith negotiate and enter into a separate agreement in respect of their detailed pharmacoviligance obligations which shall be consistent with all applicable laws and International Committee for Harmonization guidelines (the “Pharmacovigilence Agreement”).  It shall not be a breach of this Agreement if the Parties fail to enter into the Pharmacovigilence Agreement within this timescale.  The Pharmacovigilence Agreement shall establish in sufficient detail an appropriate procedure to ensure that all pharmacovigilance requirements are met.  The procedure shall be based on full mutual transparency, internationally acceptable quality of pharmacovigilance operations in the exchange of the safety information of the Licensed Products in a timely manner.  Further, the procedure shall be based on the pharmacovigilance concept that Otsuka shall be responsible for collecting safety information on the Licensed Products in the Territory and GW Pharma for collecting such information outside the Territory.  The Parties shall provide safety information to each other as may be necessary for each such Party to fulfill the reporting requirements in its respective territory within the required time periods so as to enable such Party to meet its regulatory requirements.

(f)                                   Otsuka shall maintain copies of all documents submitted to and received from the FDA or DEA relating to a Licensed Product at no cost to GW Pharma.

(g)                                  Otsuka shall, within ten (10) business days, forward to such person at GW Pharma identified to Otsuka in writing by GW Pharma copies of all communications received from the FDA and DEA relating to a Licensed Product.  Questions of further action raised or required by the FDA or DEA relating to a Licensed Product shall be reviewed by Otsuka with GW Pharma and any response or further action shall be discussed in advance at the relevant JDC sub-committee unless an earlier response is demanded in the circumstances.

(h)                                 Subject to contractual obligations due to Third Parties, during the License Term, Otsuka shall, at no cost to GW Pharma, provide to GW Pharma data and information related to the Licensed Product Controlled by Otsuka for use by GW Pharma in connection with its obligations to the FDA and DEA.  Otsuka shall, in consultation with GW Pharma through the JDC, design and prepare labels, package inserts, packaging, and other materials which will accompany each and every Licensed Product in the form in which it will be sold or distributed in the Territory.  Any disputes on the JDC regarding the design and preparation of such labels, package insert, packaging and other associated materials shall be resolved as set out in Section 3.7.

(i)                                     If either GW Pharma or Otsuka becomes aware of any fact, condition, circumstance, or event (whether actual or potential) concerning or related to a Licensed Product that may reasonably require recall or market withdrawal of a Licensed Product or a “Dear Doctor” letter relating to a Licensed Product, such Party shall communicate such fact, condition, circumstance or event promptly to the other Party.  In the event (i) any governmental agency or regulatory body issues a request, directive or order that a Licensed Product be recalled; (ii) a court of competent jurisdiction orders that a Licensed Product be recalled; or (iii) the JDC reasonably determines, after consultation, that a Licensed Product should be recalled or withdrawn from the market or that a “Dear Doctor” letter should be sent relating to use of a Licensed Product, the Parties shall take all appropriate remedial actions with respect thereto; provided, however, that Otsuka, in its sole discretion, shall finally determine any recall matters in the Territory.  To the extent that it is necessary or appropriate to communicate with any person or entity in the Territory, including but not limited to any governmental agency or regulatory body, the media or any customer, concerning any such fact, condition, circumstance or event, Otsuka shall be the primary contact concerning remedial action.  The Party that is at fault for giving rise to the fact, condition, circumstance or event resulting in the recall or withdrawal of a Licensed Product, as determined by an independent testing laboratory or a mutually acceptable regulatory consultant familiar both with the circumstances and with the allocation of responsibilities between the Parties under this Agreement, shall bear all expense of the recall, the Licensed Product withdrawal, or the “Dear Doctor” letter including the costs of preparation of customer lists and letters, mailing expenses, media notices and other public announcements, and any other necessary notice, destruction or return of the recalled or withdrawn Product, the cost of shipping and freight, and the cost of the recalled or withdrawn Product.  If it is determined that the Parties share responsibility, then they shall share such expense in accordance with their allocated percentages of responsibility.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS.

9.1                               Mutual Representations, Warranties and Covenants.  As of the date of this Agreement above here written and as of the Closing, each Party hereby represents and warrants to, and covenants with, the other Party as follows:

(a)                                 Existence and Power.  Such Party (i) is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is organized; and (ii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such Party’s ability to perform its obligations under the Agreement.

(b)                                 Authorization and Enforcement of Obligations.  Such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c)                                  No Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement have been obtained, except for those which cannot be obtained prior to the filing of the NDAs or grant of the Full Regulatory Approvals.

(d)                                 No Conflict.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any law, regulation, order, tax lien or other requirement of any governmental body, court or administrative or other agency having jurisdiction over such Party and (ii) do not conflict with, or constitute a material default or require any consent under, any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound.  Neither Party shall enter into any agreement or arrangement with any Third Party that would prevent or in any way interfere with its obligations pursuant to this Agreement and except with respect to any approvals that may be required under the HSR Act.

9.2                               Otsuka Representations, Warranties and Covenants.  As of the date of this Agreement above here written and as of the Closing, Otsuka represents and warrants to, and covenants with GW Pharma as follows:

(a)                                 That, subject to Sections 10.8(d)(i) and 10.8(d)(ii), it is not itself or through its Affiliates distributing, promoting, offering for sale or selling any potential or actual Branded Competing Products or any potential or actual Generic Competing Products, and during the License Term, Otsuka will not itself or through its Affiliates distribute, promote, offer for sale or sell potential or actual Branded Competing Products or potential or actual Generic Competing Products in the Territory; provided, however, that during the License Term, Otsuka or its Affiliates may distribute, promote, offer for sale and sell such a potential or actual Branded Competing Product or potential or actual Generic Competing Product that it acquires as part of the acquisition of an entity, business or product line on written notice to GW Pharma to such effect but may not use its direct sales force to distribute, promote, offer for sale or sell such potential or actual Branded Competing Products or potential or actual Generic Competing Products.  For clarity, in this Section “potential” refers to the fact that the Net Sales test within the definition of Branded Competing Product or Generic Competing Product has not then been satisfied.

(b)                                 That in the exercise of its rights under this Agreement and the conduct of its business and affairs related thereto, it will comply with all applicable Laws including, but not limited to, the applicable rules, regulations and guidelines of Regulatory Authorities.

9.3                               GW Pharma Representations, Warranties and Covenants.  As of the date of this Agreement above here written and as of the Closing, GW Pharma represents and warrants to, and covenants with, Otsuka as follows:

(a)                                 GW Pharma has sufficient rights and power to grant the licenses to Otsuka which it purports to grant herein.

(b)                                 GW Pharma knows of no Third Party infringement of the Licensed Intellectual Property or the Licensed Trademarks or misappropriation of the GW Pharma Know-How.

(c)                                  GW Pharma does not believe that the practice of the Licensed Intellectual Property infringes or will infringe any valid claims of Third Party patent right(s) in the Territory or that the use of the Licensed Trademarks infringes or will infringe any trademark of a Third Party.

(d)                                 GW Pharma has not received a written claim from a Third Party that the practice of the Licensed Intellectual Property or use of any of the Licensed Trademarks infringes or will infringe any Third Party rights.

(e)                                  GW Pharma is not itself or through its Affiliates distributing, promoting, offering for sale or selling any potential or actual Branded Competing Products or any potential or actual Generic Competing Products in the Territory for the First Indication or the Second Indication.  During the License Term, GW Pharma shall not, using its employees on its own behalf or through others or through its Affiliates, launch a potential or actual Branded Competing Product or a potential or actual Generic Competing Product in the Territory or otherwise have an interest in a potential or actual Branded Competing Product or a potential or actual Generic Competing Product in the Territory for the First Indication, the Second Indication, or any Additional Indication provided, however, that during the License Term, GW Pharma or its Affiliates may distribute, promote, offer for sale and sell such a potential or actual Branded Competing Product or potential or actual Generic Competing Products that it acquires as part of the acquisition of an entity, business or product line upon written notice Otsuka to such effect, but may not use its direct sales force to distribute, promote, offer for sale or sell such potential or actual Branded Competing Products or potential or actual Generic Competing Products; and provided, further, Otsuka may elect to take any or all of the actions set forth in Section 10.8(b)(i), Section 10.8(b)(ii) and Section 10.8(b)(iii), subject to subsections (w), (x), (y), and (z) of Section 10.8(b)(ii), in response to such notice, distribution, promotion, offer for sale, or sale without waiting for the passage of sufficient time to determine whether following introduction to the market of any potential Branded Competitive Product or potential Generic Competitive Product there is an otherwise requisite reduction in Net Sales of Licensed Product.  For clarity, in this Section “potential” refers to the fact that the Net Sales test within the definition of Branded Competing Product or Generic Competing Product has not then been satisfied.

(f)                                   There are no outstanding liens, encumbrances, license grants or agreements, either written, oral or implied, regarding the Licensed Intellectual Property or the Licensed Trademarks which are inconsistent or in conflict with any provision of this Agreement

9.4                               Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.5                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  This Section 9.5 shall not be construed to limit either Party’s obligations under Section 12.1.

ARTICLE 10

TERM; TERMINATION.

10.1                        Term.  This Agreement shall become binding only at the Closing; provided, however, Section 10.2, Section 13.3 and Section 13.13 hereof shall be binding as of the date of this Agreement above here written.  Subject to the provisions of Section 13.13 neither Party shall be entitled to terminate this Agreement pending the occurrence of the Closing Date.  Thereafter it shall continue in full force and effect until the later of:  (i) cessation of the existence of any Valid Claim in the Territory, which would be infringed by the making, using, or selling of a Licensed Product in the Territory but for the Licenses granted pursuant to the Agreement, and (ii) *** years from commercial launch of the last Licensed Product for any indication (the “License Term”).

10.2                        Otsuka and GW Pharma shall, with the assistance and cooperation of each other, as is necessary or desirable:

(a)                                 make, as soon as reasonably practicable after the execution and delivery of this Agreement, such appropriate filings, notification, or reports as may be required by the HSR Act; and

(b)                                 supply promptly any additional information and documentary material that may be requested by any United States anti-trust authority, including but not limited to the Federal Trade Commission or the Justice Department, pursuant to the HSR Act in relation to such HSR Act filing.

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10.3                        Mutual Rights of Termination.  Each Party shall have the right to terminate this Agreement:

(a)                                 upon ninety (90) days’ prior written notice to the other Party upon the material breach of any provision of this Agreement by the other Party (provided that such breach is not due to the first Party’s breach) if the other Party has not cured or is not working diligently toward a cure of such breach (unless such breach is impossible to cure) within the ninety (90) day period following written notice of termination by the first Party and provided always that if the occurrence of such a material breach or breaches is disputed this Agreement shall not terminate pending a final resolution of such dispute under Section 11.2.  For clarity, termination under Section 10.3(b), 10.4 and 10.5 and shall not constitute a termination for material breach under this Section 10.3 giving rise to a possibility of a delay to termination pending dispute resolution; or

(b)                                 immediately upon written notice to the other Party upon the occurrence of any Insolvency Proceeding in respect of the other Party.

10.4                        GW Pharma Rights of Termination.  GW Pharma shall have the right to terminate this Agreement upon ninety (90) days’ prior written notice to Otsuka upon the occurrence of any of the following events, which is not cured during such ninety (90) day period:

(a)                                 if Otsuka fails to launch the sale of the Licensed Product for the First Indication within the last to occur of (i) *** months of receipt of FDA Regulatory Approval and (ii) *** months of receipt of controlled drugs schedule assignment by the DEA;

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provided, however, that at such time GW Pharma is able to provide sufficient quantities of Licensed Product to Otsuka each calendar quarter to meet the Commercialization Plan, or

(b)                                 if at any time after the first Full Regulatory Approval for any Licensed Product in contravention of an applicable Commercialization Plan Otsuka discontinues commercializing all Licensed Products or suspends the same for a period longer than *** months other than due to (i) the action or inaction of GW Pharma, or (ii) a significant medical, scientific, regulatory or intellectual property reason and subject to the right of Otsuka to terminate this Agreement for the same reason; or

(c)                                  if prior to the grant of the first FDA Regulatory Approval for Licensed Product for any indication in the Territory either (i) in contravention of an applicable Development Plan Otsuka ceases, or suspends, or causes the cessation or *** months or more of the development of all Licensed Products other than due to (w) the action or inaction of GW Pharma, or (x) a significant medical, scientific, regulatory, or intellectual property reason and subject to the right of Otsuka to terminate this Agreement for the same reason.

10.5                        Otsuka Rights of Termination.  Otsuka shall have the right to terminate this Agreement either with respect to one or more Licensed Products, or in whole, upon providing the notice to GW Pharma indicated below upon the occurrence of any of the following events, which is not cured during the applicable notice period, if curable:

(a)                                 upon ninety (90) days’ prior written notice at any time GW Pharma withdraws a Licensed Product from any market due to serious adverse events;

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(b)                                 upon ninety (90) days’ prior written notice at any time there arises, in the sole judgment of Otsuka, significant medical, scientific, regulatory or intellectual property issues pertaining to a Licensed Product;

(c)                                  upon ninety (90) days’ prior written notice if Otsuka fails to agree with GW Pharma on the supply price for a Licensed Product following the emergence of a Branded Competitive Product or a Generic Branded Product in the Territory; or

(d)                                 without cause, upon ninety (90) days’ prior written notice if Otsuka is not selling a Licensed Product at such time, or upon twelve (12) months’ prior written notice at any time Otsuka is selling a Licensed Product.

10.6                        Rights in Bankruptcy.  The Parties further agree that, in the event of the occurrence of an Insolvency Proceeding pertaining to GW Pharma:

(a)                                 Otsuka shall have the option to acquire ownership of the entire right, title, and interest of GW Pharma in the GW Pharma Patent Rights in the Territory and the GW Pharma Know-How specific to the Territory and to acquire a fully paid up exclusive sub-licensable licence under other GW Pharma Know How such licence to be for use in the Territory (the “Intangible Rights”).  GW Pharma shall provide prompt notice to Otsuka of the appointment of an Insolvency Officer or the commencement of an Insolvency Proceeding by or against GW Pharma under the insolvency laws of any jurisdiction.  The option shall be exercisable by notice (the “Option Notice”) at any time during the sixty (60) day period following such event from Otsuka to GW Pharma of Otsuka’s intent to exercise the option.  Otsuka shall nominate three prospective appraisers of recognized repute, and the Insolvency Officer shall select one of them for the purpose of appraising the Intangible Rights.  The appraiser shall value the Intangible Rights at fair market value at the time of appraisal using the valuation technique believed by such appraiser to be most appropriate under the circumstances.  The appraisal report shall be prepared and distributed to Otsuka and the Insolvency Officer within thirty (30) days of engagement of the appraiser.  Otsuka shall thereafter have thirty (30) days within which to provide notice (the “Option Exercise Notice”) to the Insolvency Officer of its exercise of the option to acquire the Intangible Rights.  Otsuka and GW Pharma shall cooperate and act in good faith in respect of the exercise of the option and shall use every reasonable effort to cause the sale of the Intangible Rights shall to close within thirty (30) days following the Option Exercise Notice.  If Otsuka does not provide an Option Exercise Notice, the fees and expenses of the Appraiser shall be borne by Otsuka.  If Otsuka exercises the option, the fees and expenses of the appraiser shall be shared equally by Otsuka and GW Pharma.

(b)                                 Otsuka will be entitled to a complete duplicate of (or complete access to, as appropriate) the Licensed Intellectual Property and all embodiments of the Licensed Intellectual Property, and same, if not already in its possession, will be promptly delivered to it.

10.7                        Effect of Expiration or Termination.

(a)                                 Upon expiration of the License Term, all of the following will apply:

(i)                                     All licenses and associated rights granted to Otsuka by GW Pharma pursuant to Section 2.1 of this Agreement shall be deemed to be paid-up and irrevocable;

(ii)                                  GW Pharma shall, at Otsuka’s election, continue to supply Licensed Products to Otsuka on the terms of the Manufacturing and Supply

Agreement for its term and Otsuka shall be entitled to exercise full manufacturing rights pursuant to Section 2.2;

(iii)                               Otsuka shall be entitled to require the transfer of manufacturing technology, protocols, standard operating procedures and the like as specified in the Manufacturing and Supply Agreement;

(iv)                              All licenses and associated rights granted to GW Pharma by Otsuka pursuant to Section 2.3 of this Agreement shall continue for the term of the Manufacturing and Supply Agreement so long as the Manufacturing and Supply Agreement is not terminated by Otsuka or manufacture of the Licensed Products is assumed by Otsuka but without terminating the Manufacturing and Supply Agreement;

(v)                                 In its sole discretion Otsuka shall have the right to terminate the Manufacture and Supply Agreement according to its terms including as to notice period and have the right to ask GW Pharma to offer terms for the future supply of Licensed Products or just BDS, such offer to be made in GW Pharma’s discretion.

(vi)                              The license and associated rights granted by Otsuka to GW Pharma pursuant to Section 2.3 of this Agreement shall continue in full force and effect as a royalty-free license, and otherwise on the same terms as set forth in Section2.3

(b)                                 If this Agreement is terminated by Otsuka pursuant to Section 10.3(a) or 10.3(b), all of the following will apply:

(i)                                     All licenses and associated rights granted to Otsuka by GW Pharma pursuant to Sections2.1 and 2.4 of this Agreement shall continue in full force and effect as perpetual licenses, but otherwise on the same terms as set forth in Sections 2.1 and 2.4 and the remainder of this Agreement, and all amounts that absent such termination would be due to GW Pharma hereunder as Product Royalties shall continue to be due, but only in the case of termination under Section 10.3(a) shall be due in amounts reduced by *** percent (***%) of amounts that would otherwise be due.  Otsuka will be entitled to a complete duplicate of (or complete access to, as appropriate) the Licensed Intellectual Property and all embodiments of the Licensed Intellectual Property, and same, if not already in its possession, will be promptly delivered to it.

(ii)                                  GW Pharma shall, at Otsuka’s election, continue to supply Licensed Products to Otsuka on the terms of the Manufacturing and Supply Agreement for the longer of its term or up to three (3) years at the discretion of Otsuka.

(iii)                               In its sole discretion Otsuka shall have the right to terminate the Manufacture and Supply Agreement according to its terms including as to notice period and have the right to ask GW Pharma to offer terms for the future supply of Licensed Products or just BDS, such offer to be made in GW Pharma’s discretion.

(iv)                              The license granted by Otsuka to GW Pharma under Section 2.3. of this Agreement shall continue in full force and effect on the terms set forth in Section 2.3and as set out below: (i) where the Agreement has been terminated under Section 10.3(b) such license shall continue to be a royalty-free license; and (ii) where the Agreement has been terminated under Section 10.3(a) such continuing license shall require the payment by GW Pharma of a royalty of *** percent (***%) on net sales of products made by GW Pharma, its Affiliates and its sub-licensees covered by a Valid Claim of a Joint Patent or Otsuka Patent Rights in the country of sale, such net sales to be calculated in a manner

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comparable to that set forth in Section 1.58.  GW Pharma shall be entitled to a complete duplicate of (or complete access to, as appropriate) the Otsuka Clinical Data and all relevant Otsuka Know-How and all embodiments thereof, and the same, if not already in its possession, will be promptly delivered to it.

(v)                                 GW Pharma shall, to the extent legally practicable, assign to Otsuka its right, title and interest in and to each IND and all other regulatory filings with respect to any Licensed Product in the Territory save for such DEA Regulatory Approvals and other regulatory approvals necessary for GW Pharma to supply Otsuka under the Manufacturing and Supply Agreement if this is still continuing, and GW Pharma shall deliver promptly to Otsuka all tangible manifestations of the same.

(c)                                  If this Agreement is terminated by GW Pharma pursuant to Section 10.3(a), 10.3(b) or 10.4 or by Otsuka pursuant to Section 10.5 all of the following will apply:

(i)                                     The licenses and associated rights granted by GW Pharma to Otsuka under Sections 2.1 and 2.4 of this Agreement shall terminate and be of no further force or effect.

(ii)                                  The license granted by Otsuka to GW Pharma under Section 2.3 of this Agreement shall continue in full force and effect as a worldwide royalty-free license, and otherwise on the same terms as set forth in Section 2.3.  GW Pharma shall be entitled to a complete duplicate of (or complete access to, as appropriate) the Otsuka Clinical Data and all relevant Otsuka Know-How and all embodiments thereof, and the same, if not already in its possession, will be promptly delivered to it.

(iii)                               Notwithstanding any other provision of this Section 10.7(c), Otsuka and its sublicensees shall have the right and license in the Field to sell, offer for sale, have sold, import and export all existing inventories of each Licensed Product then under their control for up to six (6) months following termination, subject to the continuing application of this Agreement and the prevailing right of GW Pharma, upon ninety (90) days advance written notice, to purchase such entire remaining inventory of Licensed Products, at a cost equal to the aggregate Supply Compensation, transportation and insurance costs when originally shipped to Otsuka and then returned to GW Pharma hereunder, and other handling expenses paid by Otsuka for such inventory.

(iv)                              Commensurate with then current legislative and regulatory requirements Otsuka shall as soon as practicably possible after termination transfer to GW Pharma or its nominee all right, title and interest in all relevant INDs, NDAs, or FDA Regulatory Approvals or DEA Regulatory Approvals held by it or any sub-licensee for the Licensed Products (“Product Registration”).  GW Pharma acknowledges that Otsuka will, within thirty (30) days of the Closing Date, execute letters addressed to FDA and DEA to effect these transfers, the form of which letters are set out in Exhibit H.  The signed but undated originals of such letters will be provided by Otsuka to Morrison & Foerster within thirty (30) days from the Closing Date to be held by Morrison & Foerster in escrow and Morrison & Foerster will confirm to Otsuka in writing that they will only release the same to GW Pharma upon receipt of written confirmation by GW Pharma signed by both its then current Chairman and CEO that termination has occurred and under the circumstances of Section 10.7(c) the letters are to be released, subject to the conclusion of any dispute resolution procedure pursuant to Section 10.3(a) and Section11.2. Upon grant of an IND, NDA, FDA Regulatory Approval or DEA Regulatory Approval to Otsuka in respect of a Licensed Product Otsuka hereby irrevocably authorizes Morrison & Foerster as escrow agent to insert the IND, NDA, FDA Regulatory Approval or DEA Regulatory Approval reference number allocated by the FDA or the DEA, as applicable, and the name and brief description of the Licensed Product the object of the IND, NDA, FDA Regulatory Approval or DEA Regulatory Approval into the letters signed by Otsuka and held in escrow.  Otsuka hereby irrevocably authorizes GW Pharma to complete and date these letters with the date that it receives them from Morrison & Foerster and to submit them to the FDA and DEA respectively.  Otsuka shall also deliver promptly to GW Pharma all tangible manifestations of any such INDs, NDAs or Full Regulatory Approvals.

(d)                                 If a portion of the license granted by GW Pharma to Otsuka under Section 2.1 is terminated by Otsuka, in relation to a particular Licensed Product then the provisions set out in Section 10.7(c)(i), 10.7(c)(ii), 10.7(c)(iii) and 10.7(c)(iv) shall apply but only in relation to that Licensed Product.

(e)                                  Within thirty (30) days following the expiration of the License Term or termination of this Agreement, each Party shall return to the other Party or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession, except, to the extent and for so long as such Party retains a license hereunder as provided by this Article 10 provided, however, that each Party may retain one copy of the other Party’s Confidential Information for the sole purpose of monitoring compliance with its obligations hereunder.

(f)                                   Expiration of the License Term or termination of this Agreement shall not (i) affect any other rights of either Party which may have accrued up to the date of such termination or (ii) preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.  Subject always to other provisions of this Agreement that provide for survival of certain provisions following expiration or termination, the provisions of Article 1 (all), Article 4 (due, but unpaid obligations), Article 5 (in relation to activities occurring prior to expiration or termination), Article 6 (Confidentiality),Sections 9.4, 9.5, 10.6 to 10.8 inclusive, Article 11, Article 12 and Article 13 shall survive expiration or termination of this Agreement.

10.8                        Termination for Change of Control.

(a)                                 Each Party shall provide written notice to the other Party of an impending Change of Control of itself as soon as the impending Change of Control can be legally disclosed.  Within fifteen (15) days of the receipt of a written notice pursuant to this Section 10.8, a senior executive of each Party shall meet to discuss the impact of any proposed Change of Control upon the Agreement and to discuss the possible nature of the relationship between the Parties following its Change of Control.

(b)                                 In the event of a Change of Control of GW Pharma or its parent by a Qualifying Pharmaceutical Company, Otsuka at its election shall be entitled on written notice of GW Pharma to take any or all of the following actions (and, for clarity, there shall be no other changes to the terms of this Agreement):

(i)                                     Promptly to disband the JCC, JDC and all sub-committees; and

(ii)                                  To conduct all outstanding development activities under any Development Plan itself and GW Pharma shall use reasonable efforts to transfer the same to Otsuka promptly after receipt of Otsuka’s written notice; and

(iii)                               To cause, by notice to GW Pharma, 2.2 to be deemed to be deleted from this Agreement; and

(iv)                              To cease all reporting of progress with development and commercialization of Products save that:

(w)                               nothing shall affect the licenses granted hereunder to GW Pharma and the related transfers of Otsuka Clinical Data, Otsuka Know-How and information under Article 7; and

(x)                                 Otsuka shall provide not less than once each year a report detailing in outline its progress with the development of Licensed Products in sufficient detail for GW Pharma to be able to anticipate milestone events, the grant of FDA Regulatory Approvals and DEA Regulatory Approvals and Launch of Licensed Product for each Indication; and

(y)                                 Otsuka shall continue to provide royalty reporting under Section 5.3; and

(z)                                  for clarity, all other forms of reporting and communication specified in this agreement shall continue.

(c)                                  In the event of a Change of Control of GW Pharma or its parent by any company if subsequently it is identified that such company markets and sells or has marketed and sold on its behalf in the Territory either a Branded Competitive Product or a Generic Competitive Product (i.e., the appropriate period of time has elapsed post such Change of Control to determine that such a Branded Competitive Product or a Generic Competitive Product exists) Otsuka shall notify GW Pharma and the acquiring company in writing of this fact and unless:

(i)                                     Within sixty (60) days of such written notice the acquiring company agrees to divest itself of such Branded Competitive Product or Generic Competitive Product as the case may be; and

(ii)                                  Within one (1) year of such written notice it actually does so Otsuka shall be entitled to terminate this Agreement on ninety (90) days written notice to GW Pharma with consequences of termination the same as set out in Section 10.7(b) save that under Section 10.7(b)(i) there shall be no *** percent reduction in Product Royalties.

(d)                                 In the event of a Change of Control of Otsuka, its Affiliates or its parent by any company if subsequently it is identified that such company markets and sells or has marketed and sold in the Territory either a Branded Competitive Product or a Generic Competitive Product (i.e., the appropriate period of time has elapsed post such Change of Control to determine that such a Branded Competitive Product or a Generic Competitive Product exists) GW Pharma shall notify Otsuka and the acquiring company in writing of this fact and unless:

(i)                                     within sixty (60) days of such written notice the acquiring company agrees to divest itself of such Branded Competitive Product or Generic Competitive Product as the case may be; and

(ii)                                  within one (1) year of such written notice it actually does so GW Pharma shall be entitled to terminate this Agreement on ninety (90) days written notice to Otsuka with consequences of termination the same as set out in Section 10.7(b) save

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that under 10.7(b)(i) there shall be no royalty payments due to Otsuka from GW Pharma and this License shall be irrevocable and fully paid-up.

ARTICLE 11

DISPUTE RESOLUTION.

11.1                        Dispute Resolution.  During the License Term, any material disputes or disagreements between Otsuka and GW Pharma arising under this Agreement and not within the authority of the JCC to resolve shall be referred to the Chief Executive Officer of Otsuka and the Managing Director of GW Pharma or their designees for good faith resolution for a period of thirty (30) days.  If such officers of the Parties cannot resolve such issue, then such issue shall be resolved in accordance with Section 11.2.

11.2                        Arbitration.  Any controversy arising under or related to this Agreement that is neither within the authority of the JCC to resolve nor has been resolved pursuant to Section 11.1, as applicable (excluding, in any event, any dispute relating to patent scope, validity or infringement arising under this Agreement or as to specific performance under Section 13.12(b), shall be settled by arbitration in accordance with the then existing International Arbitration Rules of the International Centre for Dispute Resolution.  Upon request by either Party, arbitration will be by a panel of three (3) arbitrators within thirty (30) days of such arbitration request.  Each Party shall select one arbitrator and the third shall be mutually agreed upon in writing by both Parties.  In any such arbitration, Otsuka and GW Pharma shall select a panel with relevant experience in the pharmaceutical industry.  The arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement, the Manufacturing and Supply Agreement or any other agreements contemplated hereunder or thereunder.  The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this Agreement and/or the Manufacturing and Supply Agreement, as applicable, including, without limitation, an injunction or order for specific performance.  Each Party shall bear its own attorney’s fees, costs and disbursements arising out of the arbitration and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a Party is the prevailing Party and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrators.  Each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.  By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a claim between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal and a right to invoke formal rules of procedure and evidence.  Judgment upon the award rendered by the panel shall be final and non-appealable and may be entered in any court having jurisdiction thereof.  The Parties shall be entitled to all discovery in like manner as if the arbitration were a civil suit in the New York Supreme Court.  Any arbitration under this Article 11 shall be held in New York, New York, if GW Pharma instigates proceedings and in London, England if Otsuka initiates proceedings unless the Parties hereto mutually agree in writing to another place.

11.3                        Injunctive Relief.  Notwithstanding the foregoing, either Party shall have the right to pursue an action in a court of competent jurisdiction to obtain injunctive or other equitable remedy, in order to preserve the status quo during the resolution of any dispute under this provision.

ARTICLE 12

INDEMNIFICATION AND INSURANCE.

12.1                        Indemnity.

(a)                                 GW Pharma shall indemnify, defend and hold Otsuka, its Affiliates and their respective directors, officers, employees, consultants and sublicensees (each, an “Otsuka Indemnitee”) harmless from and against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses (collectively, “Damages”) incurred or suffered by an Otsuka Indemnitee as a result of Third Party claims, actions or proceedings resulting from either (a) personal injury or death caused by administration of a Licensed Product to such person; or (b) property or other damage caused by a Licensed Product ((a) and (b) collectively, “Third Party Claims”) in either circumstance occurring (i) anywhere in the world prior to the Closing Date; or (ii) outside the Territory after the Closing Date; or (iii) anywhere in the world resulting from development activities conducted or managed by GW Pharma pursuant to the Development Plan for the First Indication; or (iv) anywhere in the world due to the negligent acts or omissions or willful misconduct of any GW Pharma Indemnitee; or (v) inside the Territory following the termination of this

Agreement in circumstances where Section 10.7(c) applies and where rights to the Licensed Products revert to GW Pharma inside the Territory (but excluding circumstances where Otsuka exercises its rights to sell off inventory under Section 10.7(c)(iii), or 10.7(c)(iv) or (vi) inside the Territory during the term of this Agreement and resulting from Licensed Product manufactured by GW Pharma, its Affiliates or contractors and supplied to Otsuka pursuant to the Manufacture and Supply Agreement for use in the Territory where it is proved that such Licensed Product did not meet the Specifications at the time of delivery, in each of the foregoing cases except to the extent that such Damages result from the negligent acts or omissions or willful misconduct of an Otsuka Indemnitee.

(b)                                 Otsuka shall indemnify, defend and hold GW Pharma, its Affiliates and their respective directors, officers, employees, consultants and sublicensees (each, a “GW Pharma Indemnitee”) harmless from and against any and all Damages incurred or suffered by a GW Pharma Indemnitee as a result of Third Party Claims where either circumstance of such Third Party Claims occurs (i) as a result of Licensed Product used or existing in the Territory during the term of this Agreement, or (ii) anywhere in the world due to the negligent acts or omissions or willful misconduct of any Otsuka Indemnitee, or (iii) inside the Territory following the expiration or termination of this Agreement save in circumstances where rights to Licensed Products inside the Territory revert to GW Pharma save, in each case for the circumstances for which GW Pharma is liable specified in Section 12.1(a) above, and in each case except to the extent that such Damages result from the negligent acts or omissions or willful misconduct of a GW Pharma Indemnitee.

12.2                        Notice and Assistance.  An indemnified person under Sections 12.1(a) or 12.1(b) (“Indemnified Party”) shall give the indemnifying party under Sections 12.1(a) or 12.1(b) (“Indemnifying Party”) prompt written notice of any Loss or discovery of any relevant Third Party Claim upon which such Indemnified Party intends to base a request for indemnification under Sections 12.1(a) or 12.1(b) (an “Indemnification Claim Notice”).  Where required the Indemnifying Party shall promptly send a copy of the Indemnification Claim Notice to its relevant insurers and shall permit them to exercise their rights of subrogation and hereafter in this Article 12 “Indemnifying Party” shall be deemed to include any such insurers.  In no event shall the Indemnifying Party be liable for any Damages that results from any delay in providing the Indemnification Claim Notice.  Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Damages claimed (to the extent that the nature and amount of such Damages is known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received in respect of any such Damages.  For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by a Party to this Agreement or its insurers.

12.3                        The obligations of an Indemnifying Party under this Article 12 shall be governed by and contingent upon the following:

(a)                                 At its option, the Indemnifying Party may assume control of the defense of any Third Party Claim (which, for the avoidance of doubt, shall include the conduct of all dealings with such Third Party) by giving written notice to the Indemnified Party within fourteen (14) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of control of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

(b)                                 Upon the assumption of the control of the defense of a Third Party Claim by the Indemnifying Party:

(i)                                     subject to the provisions of Section 12.3(c) , it shall have the right to and shall assume sole control and responsibility for dealing with the Third Party and the Third Party Claim, including the right to settle the claim on any terms the Indemnifying Party chooses, but at all times in accordance with the provisions of Section 12.3(d);

(ii)                                  if it chooses, the Indemnifying Party may appoint as counsel in the defense of the Third Party Claim any law firm or counsel selected by the Indemnifying Party; and

(iii)                               except as expressly provided in Section 12.3(c), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Damages incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

(c)                                  Without limiting the remainder of this Section 12.3, any Indemnitee shall be entitled to participate in, but not control, the defense of a Third Party

Claim by having its views regularly solicited by the Indemnifying Party and, where proceedings are commenced, to retain counsel of its choice for such purpose; provided, however, that such retention shall be at the Indemnitee’s own expense unless, (a) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 12.3(a) (in which case the Indemnified Party shall control the defense), or (b) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under any applicable Laws, ethical rules or equitable principles.

(d)                                 With respect to any Damages relating solely to the payment of money to the Third Party to settle the Third Party Claim and that will not result in the Indemnified Party or the Indemnitee becoming subject to injunctive relief, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee under Section 12.3(a), the Indemnifying Party shall have the sole right to enter into any such settlement including any consent judgment, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Damages or where the Indemnified Party will be subject to injunctive relief or where the settlement entails an admission of fault on the part of the Indemnified Party, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 12.3(a), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

(e)                                  If the Indemnifying Party chooses not to take control of the defense or prosecute any Third Party Claim, the Indemnified Party shall retain control of the defense thereof but no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not be liable for any settlement or other disposition of Damages by an Indemnified Party or an Indemnitee under such a Third Party Claim that is reached without the written consent of the Indemnifying Party.

(f)                                   If the Indemnifying Party chooses to control the defense of any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, reasonably cooperate in the defense thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

(g)                                  Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party where it participates in the defense under Section 12.3(c) or Section 12.3(e) shall be reimbursed on a Quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

12.4                        Insurance.  Each of the Parties and their respective Affiliates and sublicensees acting under this Agreement, at their own expense, shall procure and maintain in full force and effect during the term of this Agreement and thereafter for two (2) years, comprehensive general liability insurance including, but not limited to, contractual liability coverage and product liability coverage, in each case comparable to that maintained by other similarly situated pharmaceutical companies engaged in clinical research, development, sales and marketing of products for therapeutic use in humans, taking into account the nature of the Licensed Products and, at a Party’s or its designee’s request, shall provide the other Party or its designee, with proof of such coverage.

ARTICLE 13

MISCELLANEOUS.

13.1                        Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate.  For the avoidance of doubt, Otsuka may assign its rights or obligations under this Agreement, in whole or in part, to one or more Affiliates without the consent of GW Pharma.  In addition, Otsuka shall be entitled to perform any of its obligations under this Agreement through the use of contractors.  Notwithstanding the foregoing, any assignment to an Affiliate or any use of contractors by Otsuka shall not relieve the assigning Party (or Otsuka with regard to contractors) of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.  Any assignment not in accordance with this Agreement shall be void.

13.2                        Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

13.3                        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its choice of law provisions.

13.4                        Waiver.  Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement.

13.5                        Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.6                        Independent Contractors.  It is expressly agreed that Otsuka and GW Pharma shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency of any kind.  Neither Party shall have the authority to make any statements, representations or commitments of any kind or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

13.7                        Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

If to Otsuka:	Licensing Department
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with a copy to:	Legal Affairs Department
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If to GW Pharma:	Porton Down Science Park
Salisbury
Wiltshire
SP4 0JQ
Attention: Company Secretary
Facsimile: +44 (0) 1980 557 111

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent.  Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

13.8                        No Implied License.  Except as expressly provided herein, no Party hereto shall be deemed by this Agreement to have been granted any license or other rights to patent rights existing as of the date hereof or know-how relating to compounds, formulations or processes which are owned, licensed or controlled by another Party.

13.9                        Entire Agreement; Amendment.  This Agreement and its Exhibits, set forth the only agreements and understandings between the Parties hereto with respect to the subject matter hereof and thereof and supersede and terminate all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  There are no other agreements or understandings with respect to the subject matter hereof,

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either oral or written, between the Parties.  Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

13.10                 Headings.  The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

13.11                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.12                 Supplemental Rights.

(a)                                 Otsuka shall be entitled to undertake and perform any or all obligations of GW Pharma under this Agreement in the event GW Pharma fails to perform any of its obligations under this Agreement other than due to a significant medical, scientific, regulatory or intellectual property reason and having been given notice to cure by Otsuka under Section 10.3(a) and having failed to use or work diligently toward a cure within the ninety (90) day period following the termination.

(b)                                 If at any time an Insolvency Officer has been appointed in respect of GW there has occurred an Insolvency Proceeding, Otsuka shall be entitled to undertake and perform at its own cost, any and all/or all of the obligations of GW Pharma under this Agreement.  Otsuka may thereafter deduct the cost to it of performing GW Pharma’s obligations from any payments that are due to GW Pharma under this Agreement thereafter.

(c)                                  GW Pharma shall make available to Otsuka as soon as possible on request by Otsuka, any documentation and information that Otsuka deems necessary or desirable, and any access to premises, staff or intellectual property agents of GW Pharma that Otsuka deems necessary or desirable, to enable it to perform GW Pharma’s obligations pursuant to this Section 13.12.

(d)                                 GW Pharma hereby acknowledges that if it is unable to perform its obligations to Otsuka under this Agreement, then damages to Otsuka will be an inadequate remedy and Otsuka shall be entitled to seek an order of specific performance from the English Courts which will have jurisdiction in this case;

(e)                                  GW Pharma and Otsuka hereby agree that this Agreement shall be promptly registered or filed, as the case may be, in such jurisdictions with such governmental offices as may be determined from time to time by Otsuka, in its sole discretion, for the purpose of putting Third Parties on notice of the existence of, and Otsuka’s rights under, this Agreement, and perfecting Otsuka’s interest herein.  Where such purposes may be accomplished through the registration or filing of a memorandum or other abbreviated version of this Agreement, such a memorandum or abbreviated version shall be prepared by Otsuka for filing.  GW Pharma shall fully cooperate with Otsuka in such preparations and filings including, but not limited to, executing documents and taking such other actions as may be requested by Otsuka in connection with effectuating the foregoing purposes.  Otsuka shall bear the costs of all such registrations and filings and shall reimburse GW

13.13                 Hart Scott Rodino Filing Fees.  Otsuka shall pay all filing fees required in connection with mandatory filings under the Hart Scott Rodino Antitrust Improvements Act, as amended (“HSR Act”).  If the Closing Date has not occurred within nine (9) months after the date first written above either Party may terminate this Agreement, upon ten (10) days’ prior written notice to the other Party, in which case this Agreement shall forthwith become void and there shall be no liability or obligations on the part of GW Pharma or Otsuka or their respective Affiliates, officers, directors or shareholders.

ARTICLE 14 GUARANTEE BY GW PHARMA PLC

14.1                        GW Pharmaceuticals plc is party to this Agreement solely for the purpose of the guarantee set out in this Section 14 and has no other rights or obligations hereunder.

14.2                        GW Pharmaceuticals plc hereby unconditionally and irrevocably guarantees to Otsuka the performance of all the financial obligations of GW Pharma under this Agreement, including the due and prompt payment by GW Pharma of any amounts payable under this Agreement and any damages or other financial compensation for breach of this Agreement by GW Pharma or otherwise connected with GW Pharma’s activities under this Agreement.  In case of the failure of GW Pharma to promptly pay any amounts or to make whole Otsuka for any of its obligations under this Agreement, GW Pharmaceuticals plc hereby agrees to cause the payment of such amounts to be made promptly when and as such amounts become due and payable and as if such amounts were paid by GW Pharma.

In Witness Whereof, the Parties have executed this Development and License Agreement.

GW PHARMA LTD		OTSUKA PHARMACEUTICAL CO., LTD.

By::	/s/ Geoffrey Guy	By: :	/s/ Tatsuo Higuchi

Name:	Geoffrey Guy	Name:	Tatsuo Higuchi

Title:	Executive Chairman	Title:	President and Representative Director

By:	/s/ Justin Gover	By:	/s/ Hiromi Yoshikawa

Name:	Justin Gover	Name:	Hiromi Yoshikawa

Title:	Managing Director	Title:	Board Director, Responsible for United States and
Pharmaceutical Business Division

GW PHARMACEUTICALS PLC

By::	/s/ Geoffrey Guy

Name:	Geoffrey Guy

Title:	Executive Chairman

By:	/s/ Justin Gover

Name:	Justin Gover

Title:	Managing Director

Exhibit A

GW PHARMA PATENT RIGHTS

Ref No.	Country	App No.	App Date	Pub No.	Status
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Exhibit B

EXISTING LICENSED PRODUCT

1.                                      Pharmaceutical Form

Oromucosal spray.

Solution contained in an amber glass vial fitted with a metering pump delivering 100 microlitres per actuation (spray).

2.                                      Vials

filled volumes of 5.5 ml and/or 10 ml.

3.                                      Qualitative and Quantitative Composition

Each vial contains the following active ingredients in the concentrations listed:

delta-9-tetrahydrocannabinol 27mg/ml (from Tetranabinex - Cannabis sativa L. extract) and cannabidiol 25mg/ml (from Nabidiolex - Cannabis sativa L. extract)

Each 100 microlitre spray contains:

2.7 mg delta-9-tetrahydrocannabinol (THC Botanical Drug Substance) and 2.5 mg cannabidiol (CBD Botanical Drug Substance).

Excipients:

1.                                      Ethanol anhydrous

2.                                      Propylene glycol

3.                                      Peppermint oil

Exhibit C

TRADEMARKS

Ref No.	Country	Number	Priority (App. Date)	Classes	Status
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EXHIBIT D

DEVELOPMENT PLAN

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PRELIMINARY FIRST INDICATION DEVELOPMENT PLAN

1.1  INTRODUCTION

Sativex has an IND *** to enter directly into late stage development in the US for the following indication.

“Sativex is indicated as add-on treatment in the relief of cancer related pain in patients with advanced cancer whose pain has not been adequately relieved with optimal doses of opioids”.

Cancer-related pain can be defined as pain caused by cancer, by cancer treatment such as surgery, radiation therapy or chemotherapy, or by the side effects of treatment.

Severe pain is experienced by at least two thirds of patients with advanced disease.  While the majority of these patients may have their pain adequately treated with existing opioid based approaches, between 14 and 47% of them will achieve inadequate pain relief and will continue to suffer pain which is at least moderate in intensity (Zech DF, Grond S, Lynch J et al.  Validation of WHO guidelines for cancer pain relief — a 10 year prospective study.  Pain 1995; 63: 65-76.).

Chronic cancer pain may be insensitive to opioids (McQuay H.  Lancet 1999; 353: 2229-32), even when an appropriate dose titration regimen has been used.

In a review of the management of cancer pain commissioned by the United States Agency for Research and Quality (AHRQ), the authors concluded that randomized controlled trials constitute only about 1% of the published literature on cancer pain, and are often of poor methodologic quality.  This conclusion has been amplified recently in a review article by Nathaniel Katz, until recently Chairman of the US FDA’s Pain Advisory Panel. (Katz N.  Neurology 2005; 65 (suppl 4) S32-S49e ).  It is for these reasons, and the fact that mu opioid receptor agonists each act in the same way, that the opioid insensitive patient offers a significant challenge, and why there is such a clear medical need for a non-opioid analgesic which can bring additional pain relief to these patients.

1.2  DESCRIPTION OF THE PRODUCT

Sativex® is a pump action oro-mucosal spray, which contains 2 whole plant extracts (Botanical Drug Substances, BDSs) of Cannabis sativa L.  ***

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Sativex® contains the following:

Components	Amount per unit (1ml)	Function
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1.2.2  Structures and Numbering of THC and CBD Molecules

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1.3  SUMMARY OF PHARMACOLOGY

The pharmacology of the principal cannabinoids within Sativex has been comprehensively reviewed by several external authors (Pertwee 2003, 2005).  It is summarised here.

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Table 1: Summary of the Pharmacology of THC and CBD

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CNS effects
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1.4  TARGET PRODUCT PROFILE

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1.5  MARKETING ASSUMPTIONS

To be completed

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1.6  OVERALL DEVELOPMENT STRATEGY

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1.6.1  ELEMENTS OF DEVELOPMENT

1.6.1.1           Chemistry, Manufacturing and Controls

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Overview:

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Preparations for Phase 3:

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1.7  DEVELOPMENT CHALLENGES AND OPPORTUNITIES

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1.8  MAJOR DEVELOPMENT MILESTONES

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Annex — Estimate of Development Plan Costs for first Indication

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EXHIBIT E

RESEARCH COLLABORATION KEY PRINCIPLES

The Parties agree to negotiate in good faith and enter into a cannabinoid research collaboration, in the form of a definitive written research, development and license agreement (the “Agreement”), as soon as reasonably practicable but with the intention that this occurs within one hundred twenty (120) days of the date first above written (or such longer period as may be agreeable to the Parties) based on discussions between the Parties as reflected in the principles set out below:

GW and Otsuka plan to perform a research collaboration pursuant to an agreed research plan and agreed research budget.  The research budget shall be funded by Otsuka.  As the Parties agree is appropriate, the Agreement in general and each annual research plan in greater detail, shall set forth the research activities, the Party responsible for conducting such activity and the activities to be charged against the annual research budget (or, as agreed by each Party, undertaken at the expense of such Party outside the research budget).

The objective of the research collaboration shall be (i) to identify, research and advance one or more cannabinoid drug candidates to full clinical development and (ii) to conduct such other research activities as the Parties may agree, all in accordance with the research plan.

The Field of the research collaboration shall be directed at the treatment, diagnosis, prevention, or palliation of (i) diseases, conditions, syndromes, and maladies of the central and peripheral nervous systems of humans and animals and (ii) cancer in humans and animals.

The Parties shall form a Joint Research Committee (JRC) to oversee the collaboration.

The research plan shall be prepared in advance of each research year and agreed by the Parties on the JRC. It shall set forth in detail the research and development plan, timeline,

budget and each Party’s activities to be undertaken and milestones to be achieved.  The initial research plan shall be an exhibit attached to the Agreement.

In accordance with the research plan and research budget, GW and Otsuka will evaluate of a range of cannabinoids as drug candidates for applications within the Field, with a view to selecting the most promising candidates for full clinical development, regulatory approval and global commercialization by Otsuka. If Otsuka chooses to further develop and commercialize any Products resulting from the research collaboration it will have an exclusive worldwide license to do so.  Such further development and commercialization of Products selected by Otsuka shall be at Otsuka’s risk and cost.  The Agreement shall detail as a minimum the principal terms of such license, including provisions related to the treatment of Products not selected by Otsuka but which may be competitive to Products which have been selected by Otsuka for further development and commercialization.

The initial term of the research collaboration will be three years, which may be extended by mutual agreement.

Initial and ongoing funding of GW’s anticipated costs under a research plan and research budget and payment procedures therefor shall be agreed by the Parties in the Agreement.

GW shall permit up to three Otsuka scientists to work at GW’s facility.

At an appropriate time prior to the first clinical development by Otsuka of a Product GW and Otsuka will enter into a Manufacturing and Supply Agreement for supplies of Product.

The financial and other customary terms for a license pertaining to Otsuka’s development and commercialization rights in a selected Product and the supply price therefor shall be commercially reasonable, negotiated and agreed between the Parties in good faith. Such terms shall include commercially reasonable royalties, milestone payments and supply price provisions.

EXHIBIT F

AGREED FORM PRESS RELEASES

PRESS RELEASE — NON-UK VERSION

GW and Otsuka Announce Major Long Term Strategic Cannabinoid Alliance

London, UK; Princeton, NJ, USA; Tokyo, Japan; 14 February 2007: GW Pharmaceuticals plc (AIM: GWP) and Otsuka Pharmaceutical Co., Ltd. today announce that they have entered into a major long term strategic cannabinoid alliance.

The relationship has commenced with the signing of an exclusive license and development agreement to develop and market Sativex®, GW’s lead product, in the United States. The companies are also in detailed discussions with a view to entering into a cannabinoid research collaboration in the field of Central Nervous System (CNS) disorders and cancer treatment in order to research, develop and commercialize a range of other early stage cannabinoid product opportunities.

Sativex US License

Under the terms of the license agreement, GW has granted Otsuka an exclusive license to develop and market Sativex, GW’s lead product, in the US. GW will be responsible for the manufacture and supply of Sativex to Otsuka. The agreement is subject to Hart Scott Rodino clearance in the US.

The financial terms of this agreement include total milestone payments to GW of up to $273m as well as a long term commercial supply price and royalty. Otsuka will pay GW a signature fee of $18m. In addition, Otsuka will bear the costs of all US development activities for Sativex in the treatment of cancer pain, additional indications, and future formulations.

GW and Otsuka will jointly oversee all US clinical development and regulatory activities. For the first cancer pain indication, GW will be responsible for carrying out such activities, at Otsuka’s cost. GW will also continue to be the holder of the IND until the filing of a New Drug Application, which will be in Otsuka’s name. Otsuka will assume development and regulatory responsibility for the second and any subsequent indications.

In 2006, the Food & Drug Administration (FDA) permitted Sativex to enter directly into late stage development in the US for the treatment of pain in patients with advanced cancer that has not been adequately relieved by opioid medications. GW and Otsuka currently plan for the first US pivotal efficacy clinical trial to be a Phase II/III cancer pain dose ranging study, to commence this year.

Commenting on Sativex, Dr. Russell K. Portenoy, Chairman of the Department of Pain Medicine and Palliative Care at Beth Israel Medical Center in New York City, and principal investigator of the first planned US Sativex study said, “A previous Phase III clinical study showed that Sativex achieved a statistically significant improvement in pain relief in terminally ill cancer patients. There are 3.9 million cancer patients in the US, of which 2.5 million suffer pain. Although opioids are highly effective analgesics, studies suggest that as many as one-third of patients with pain due to advanced cancer do not obtain adequate relief and new treatments are needed.  Cannabinoid formulations may represent an important option in the future and the information obtained from clinical trials of Sativex will be critical in defining their role.”

Cannabinoid Research Collaboration

Under the proposed cannabinoid research collaboration, which is currently under detailed discussion and is expected to be formalized in a separate agreement later in the year, Otsuka would fund the evaluation of a range of cannabinoids as drug candidates within the field of CNS and cancer treatment, with a view to selecting the most promising candidates for full clinical development, regulatory approval and global commercialization. Products selected for commercialization would be the subject of a license from GW. Under the terms of this license, Otsuka would fund the global development of selected products and GW would receive commercially reasonable financial terms.

The Otsuka Pharmaceutical Group has placed significant emphasis on the research of CNS disorders for the past 27 years. Otsuka’s lead product in the field of CNS ranks among the top seven product launches in industry history and the No. 1 product launch since 2002. Worldwide revenues from this product increased from $1.3bn in 2005 to over $1.9bn in 2006. The Group is privately owned, comprises 87 companies and employs approximately 27,000 people in 17 countries and regions worldwide. It earned revenues of $6.8 billion in fiscal 2005, ranking it the 26th largest pharmaceutical company in the world(1). Otsuka is continuing to expand its CNS specialty sales force presence in the US.

Dr Geoffrey Guy, GW’s Chairman, said, “This agreement represents a landmark event in the history of GW. Not only have we secured the development and marketing of our lead product, Sativex, in the world’s largest market, we have also selected a strategic partner that will allow us to extend our cannabinoid pipeline. Otsuka has an excellent US commercial track record and a world leading CNS science base. We are delighted to be working with Otsuka to fulfill our ambition of developing a range of novel cannabinoid medicines to meet serious unmet medical needs.”

Taro Iwamoto, PhD, President & COO, Otsuka Pharmaceutical Development & Commercialization, Inc., said, “Otsuka is delighted to be entering into this strategic relationship with GW. Otsuka’s scientists consider cannabinoids to be a significant potential source of new medicines, and as world leading pioneers in this field, GW represents the ideal partner for Otsuka. Otsuka is committed to maximizing the potential of Sativex in the US market and looks forward to exploring a range of longer term cannabinoid product opportunities. We are confident that this is the beginning of a highly productive and valuable relationship for both companies.”

There will be a conference call for analysts today at 8.30am GMT. Analysts should contact Gemma Cross Brown at Financial Dynamics on +44 (0) 20 7831 3113 for details. There will be a live audio web cast of this call, which will be accessible on the press releases page in the investor relations section of the GW website (www.gwpharm.com). A recording of this call will be available on the GW website later today.

(1)  Pharmaceutical Executive, May 2006

Enquiries:

For GW:
	GW Pharmaceuticals plc	Today: +44 20 7831 3113
	Dr Geoffrey Guy, Chairman	Thereafter: + 44 1980 557000
Justin Gover, Managing Director
	Mark Rogerson, Press and PR	Tel: + 44 7885 638810

	Financial Dynamics	Tel: +44 20 7831 3113
David Yates, Nicola Daley
For Otsuka:
US Enquiries
	Debbie Kaufmann	Tel: +1 240 683 3568
Europe Enquiries
	Alison Ross	Tel: +44 1895 207 7122
Japan Enquiries
	Hideki Shirai	Tel: +81 3 3292 0021

Notes to Editors

About Otsuka Pharmaceutical Co., Ltd

Founded in 1964, Otsuka Pharmaceutical Co., Ltd. is a healthcare company with the mission statement: “Otsuka - people creating new products for better health worldwide.”  Otsuka researches, develops, manufactures and markets innovative, original products, focusing its core businesses on pharmaceutical products for the treatment of disease and consumer products for the maintenance of everyday health. The Otsuka Pharmaceutical Group comprises 87 companies and employs approximately 27,000 people in 17 countries and regions worldwide.  Otsuka and its consolidated subsidiaries earned US $6.8 billion in consolidated annual revenues in fiscal 2005. The Group has R&D facilities in Japan (Osaka and Tokushima), EU (Frankfurt) and US (Rockville, MD). Its commercial operations are headquartered in US (Rockville, MD and Princeton, NJ), EU (UK) and Japan (Tokyo). For additional information, visit www.otsuka-global.com

About GW

GW was founded in 1998 and listed on the AiM, a market of the London Stock Exchange, in June 2001. Operating under license from the UK Home Office, the company researches and develops cannabinoid pharmaceutical products that alleviate pain and other neurological symptoms in patients who suffer from serious ailments. GW has assembled a team of over 100 scientists with extensive experience in developing both plant-based prescription pharmaceutical products and medicines containing controlled substances. GW occupies a world leading position in cannabinoids and has developed an extensive international network of the most prominent scientists in the field. GW has to date entered into two additional Sativex license agreements — with Bayer HealthCare in the UK and Canada, and with Almirall in Europe (ex-UK). These agreements together provide payments to GW totaling up to £79m ($156m) as well as significant long term supply price provisions. For further information, please visit www.gwpharm.com

About Sativex

Sativex is an investigational product presented as a pump action oro-mucosal spray, which delivers a pharmaceutical formulation containing delta 9 tetrahydrocannabinol (THC) and cannabidiol (CBD).  Each 100µL spray contains 2.7mg THC and 2.5mg CBD.

Sativex is standardized by both composition and dose and is supplied in small spray vials. Sativex is thought to act via cannabinoid receptors that are distributed throughout the central nervous system and in immune cells.  These receptors are distributed throughout the pain pathways of the nervous system, and their activation is known to reduce pain in relevant pain models.

Sativex showed positive results in a completed Phase III study in Europe in 177 patients with cancer pain. Patients in the study had advanced cancer and were experiencing pain that was not responding adequately to strong opioid medication (e.g. morphine). In addition to study medication, all patients remained on their existing opioid and other analgesic medication during the trial. In this study, Sativex achieved a statistically significant improvement in comparison with placebo in pain as measured on a numerical rating scale (p=0.014), a primary endpoint of the study. A responder analysis showed that approximately 40% of patients on Sativex showed a greater than 30% improvement in their pain (p=0.024).

Outside the US, Sativex is approved and marketed in Canada for the symptomatic relief of central neuropathic pain in Multiple Sclerosis, and is the subject of an ongoing regulatory submission in Canada for the relief of cancer pain. Sativex is also the subject of an ongoing regulatory application in four selected European countries for the symptomatic relief of spasticity in MS.

About Cannabinoids

The cannabinoid (CB) receptor system is a complex and far-reaching system which has only started to become understood in the last decade or so. To date, CB1 and CB2  receptors have been identified and cloned. Initially, the chemicals which affect these receptors (“cannabinoids”) were identified only within the cannabis plant, but extensive scientific investigation has now elaborated a series of endogenous chemicals which maintain this ‘endocannabinoid system’.  These endogenous cannabinoids are produced in human tissues, exert their actions within those tissues and are then destroyed locally.  This allows the system to function in a fine-tuning, modulatory role, and abnormalities of the endocannabinoid system have now been found in several important diseases.  Originally, it was believed that these receptors acted largely within the brain, but it is becoming increasingly clear that they are present at many different sites, in many different body systems.

The importance of the integrity of this system of receptors in maintaining several critical areas of mental and physical well-being is becoming clearer because of the type of research that GW and its collaborators are performing.  Equally, this research work has identified several important disease areas where the administration of cannabinoids as medicines may lead to desirable therapeutic consequences. Cannabinoid modulators are showing promise in chronic painful conditions, in movement disorders, and in disorders of cell proliferation such as cancer. Furthermore, the role of cannabinoids in the brain may offer a therapeutic promise in disorders of behaviour and mood. This is an area of active scientific discovery and therapeutic research which may deliver a range of new treatments to meet unmet medical needs.

This news release may contain forward-looking statements that reflect GWs current expectations regarding future events, including development and regulatory clearance of the GW’s products.  Forward-looking statements involve risks and uncertainties.  Actual events could differ materially from those projected herein and depend on a number of factors, including (inter alia), the success of the GW’s research strategies, the applicability of the discoveries made therein, the successful and timely completion of uncertainties related to the regulatory process, and the acceptance of Sativex and other products by consumer and medical professionals.

(1) Health Canada. “Approval of SATIVEX® with Conditions Fact Sheet.” Last accessed 16 December 2005. Available at http://www.hc-sc.gc.ca/dhp-mps/prodpharma/notices-avis/conditions/sativex_factsheet_e.html.

PRESS RELEASE — UK VERSION

GW and Otsuka Announce Major Long Term Strategic Cannabinoid Alliance

London, UK; Princeton, NJ, USA; Tokyo, Japan; 14 February 2007: GW Pharmaceuticals plc (AIM: GWP) and Otsuka Pharmaceutical Co., Ltd. today announce that they have entered into a major long term strategic cannabinoid alliance.

The relationship has commenced with the signing of an exclusive license and development agreement to develop and market Sativex®, GW’s lead product, in the United States. The companies are also in detailed discussions with a view to entering into a cannabinoid research collaboration in the field of Central Nervous System (CNS) disorders and cancer treatment in order to research, develop and commercialize a range of other early stage cannabinoid product opportunities.

The Otsuka Pharmaceutical Group has placed significant emphasis on the research of CNS disorders for the past 27 years. Otsuka’s lead product in the field of CNS ranks among the top seven product launches in industry history and the No. 1 product launch since 2002. Worldwide revenues from this product increased from $1.3bn in 2005 to over $1.9bn in 2006. The Group is privately owned, comprises 87 companies and employs approximately 27,000 people in 17 countries and regions worldwide. It earned revenues of $6.8 billion in fiscal 2005, ranking it the 26th largest pharmaceutical company in the world(2). Otsuka is continuing to expand its CNS specialty sales force presence in the US.

Sativex US License

Under the terms of the license agreement, GW has granted Otsuka an exclusive license to develop and market Sativex, GW’s lead product, in the US. GW will be responsible for the manufacture and supply of Sativex to Otsuka. The agreement is subject to Hart Scott Rodino clearance in the US.

The financial terms of this agreement include total milestone payments to GW of up to $273m as well as a long term commercial supply price and royalty. Otsuka will pay GW a signature fee of $18m. In addition, Otsuka will bear the costs of all US development activities for Sativex in the treatment of cancer pain, additional indications, and future formulations.

GW and Otsuka will jointly oversee all US clinical development and regulatory activities. For the first cancer pain indication, GW will be responsible for carrying out such activities, at Otsuka’s cost. GW will also continue to be the holder of the IND until the filing of a New Drug Application, which will be in Otsuka’s name. Otsuka will assume development and regulatory responsibility for the second and any subsequent indications.

In 2006, the Food & Drug Administration (FDA) permitted Sativex to enter directly into late stage development in the US for the treatment of pain in patients with advanced cancer that has not been adequately relieved by opioid medications. GW and Otsuka currently plan for

(2)  Pharmaceutical Executive, May 2006

the first US pivotal efficacy clinical trial to be a Phase II/III cancer pain dose ranging study, to commence this year.

Commenting on Sativex, Dr. Russell K. Portenoy, Chairman of the Department of Pain Medicine and Palliative Care at Beth Israel Medical Center in New York City, and principal investigator of the first planned US Sativex study said, “A previous Phase III clinical study showed that Sativex achieved a statistically significant improvement in pain relief in terminally ill cancer patients. There are 3.9 million cancer patients in the US, of which 2.5 million suffer pain. Although opioids are highly effective analgesics, studies suggest that as many as one-third of patients with pain due to advanced cancer do not obtain adequate relief and new treatments are needed.  Cannabinoid formulations may represent an important option in the future and the information obtained from clinical trials of Sativex will be critical in defining their role.”

Cannabinoid Research Collaboration

Under the proposed cannabinoid research collaboration, which is currently under detailed discussion and is expected to be formalized in a separate agreement later in the year, Otsuka would fund the evaluation of a range of cannabinoids as drug candidates within the field of CNS and cancer treatment, with a view to selecting the most promising candidates for full clinical development, regulatory approval and global commercialization. Products selected for commercialization would be the subject of a license from GW. Under the terms of this license, Otsuka would fund the global development of selected products and GW would receive commercially reasonable financial terms.

Dr Geoffrey Guy, GW’s Chairman, said, “This agreement represents a landmark event in the history of GW. Not only have we secured the development and marketing of our lead product, Sativex, in the world’s largest market, we have also selected a strategic partner that will allow us to extend our cannabinoid pipeline. Otsuka has an excellent US commercial track record and a world leading CNS science base. We are delighted to be working with Otsuka to fulfill our ambition of developing a range of novel cannabinoid medicines to meet serious unmet medical needs.”

Taro Iwamoto, PhD, President & COO, Otsuka Pharmaceutical Development & Commercialization, Inc., said, “Otsuka is delighted to be entering into this strategic relationship with GW. Otsuka’s scientists consider cannabinoids to be a significant potential source of new medicines, and as world leading pioneers in this field, GW represents the ideal partner for Otsuka. Otsuka is committed to maximizing the potential of Sativex in the US market and looks forward to exploring a range of longer term cannabinoid product opportunities. We are confident that this is the beginning of a highly productive and valuable relationship for both companies.”

There will be a conference call for analysts today at 8.30am GMT. Analysts should contact Gemma Cross Brown at Financial Dynamics on +44 (0) 20 7831 3113 for details. There will be a live audio web cast of this call, which will be accessible on the press releases page in the investor relations section of the GW website (www.gwpharm.com). A recording of this call will be available on the GW website later today.

Enquiries:

For GW:
	GW Pharmaceuticals plc	Today: +44 20 7831 3113
	Dr Geoffrey Guy, Chairman	Thereafter: + 44 1980 557000

Justin Gover, Managing Director
	Mark Rogerson, Press and PR	Tel: + 44 7885 638810

	Financial Dynamics	Tel: +44 20 7831 3113
David Yates, Nicola Daley
For Otsuka:
US Enquiries
	Debbie Kaufmann	Tel: +1 240 683 3568
Europe Enquiries
	Alison Ross	Tel: +44 1895 207 7122
Japan Enquiries
	Hideki Shirai	Tel: +81 3 3292 0021

Notes to Editors

About Otsuka Pharmaceutical Co., Ltd

Founded in 1964, Otsuka Pharmaceutical Co., Ltd. is a healthcare company with the mission statement: “Otsuka - people creating new products for better health worldwide.”  Otsuka researches, develops, manufactures and markets innovative, original products, focusing its core businesses on pharmaceutical products for the treatment of disease and consumer products for the maintenance of everyday health. The Otsuka Pharmaceutical Group comprises 87 companies and employs approximately 27,000 people in 17 countries and regions worldwide.  Otsuka and its consolidated subsidiaries earned US $6.8 billion in consolidated annual revenues in fiscal 2005. The Group has R&D facilities in Japan (Osaka and Tokushima), EU (Frankfurt) and US (Rockville, MD). Its commercial operations are headquartered in US (Rockville, MD and Princeton, NJ), EU (UK) and Japan (Tokyo). For additional information, visit www.otsuka-global.com

About GW

GW was founded in 1998 and listed on the AiM, a market of the London Stock Exchange, in June 2001. Operating under license from the UK Home Office, the company researches and develops cannabinoid pharmaceutical products that alleviate pain and other neurological symptoms in patients who suffer from serious ailments. GW has assembled a team of over 100 scientists with extensive experience in developing both plant-based prescription pharmaceutical products and medicines containing controlled substances. GW occupies a world leading position in cannabinoids and has developed an extensive international network of the most prominent scientists in the field. GW has to date entered into two additional Sativex license agreements — with Bayer HealthCare in the UK and Canada, and with Almirall in Europe (ex-UK). These agreements together provide payments to GW totaling up to £79m ($156m) as well as significant long term supply price provisions. For further information, please visit www.gwpharm.com

About Sativex

Sativex is an investigational product presented as a pump action oro-mucosal spray, which delivers a pharmaceutical formulation containing delta 9 tetrahydrocannabinol (THC) and cannabidiol (CBD).  Each 100µL spray contains 2.7mg THC and 2.5mg CBD.

Sativex is standardized by both composition and dose and is supplied in small spray vials. Sativex is thought to act via cannabinoid receptors that are distributed throughout the central nervous system and in immune cells.  These receptors are distributed throughout the pain pathways of the nervous system, and their activation is known to reduce pain in relevant pain models.

Sativex showed positive results in a completed Phase III study in Europe in 177 patients with cancer pain. Patients in the study had advanced cancer and were experiencing pain that was not responding adequately to strong opioid medication (e.g. morphine). In addition to study medication, all patients remained on their existing opioid and other analgesic medication during the trial. In this study, Sativex achieved a statistically significant improvement in comparison with placebo in pain as measured on a numerical rating scale (p=0.014), a primary endpoint of the study. A responder analysis showed that approximately 40% of patients on Sativex showed a greater than 30% improvement in their pain (p=0.024).

Outside the US, Sativex is approved and marketed in Canada for the symptomatic relief of central neuropathic pain in Multiple Sclerosis, and is the subject of an ongoing regulatory submission in Canada for the relief of cancer pain. Sativex is also the subject of an ongoing regulatory application in four selected European countries for the symptomatic relief of spasticity in MS.

About Cannabinoids

The cannabinoid (CB) receptor system is a complex and far-reaching system which has only started to become understood in the last decade or so. To date, CB1 and CB2  receptors have been identified and cloned. Initially, the chemicals which affect these receptors (“cannabinoids”) were identified only within the cannabis plant, but extensive scientific investigation has now elaborated a series of endogenous chemicals which maintain this ‘endocannabinoid system’.  These endogenous cannabinoids are produced in human tissues, exert their actions within those tissues and are then destroyed locally.  This allows the system to function in a fine-tuning, modulatory role, and abnormalities of the endocannabinoid system have now been found in several important diseases.  Originally, it was believed that these receptors acted largely within the brain, but it is becoming increasingly clear that they are present at many different sites, in many different body systems.

The importance of the integrity of this system of receptors in maintaining several critical areas of mental and physical well-being is becoming clearer because of the type of research that GW and its collaborators are performing.  Equally, this research work has identified several important disease areas where the administration of cannabinoids as medicines may lead to desirable therapeutic consequences. Cannabinoid modulators are showing promise in chronic painful conditions, in movement disorders, and in disorders of cell proliferation such as cancer. Furthermore, the role of cannabinoids in the brain may offer therapeutic promise in disorders of behaviour and mood. This is an area of active scientific discovery and therapeutic research which may deliver a range of new treatments to meet unmet medical needs.

This news release may contain forward-looking statements that reflect GWs current expectations regarding future events, including development and regulatory clearance of the GW’s products.  Forward-looking statements involve risks and uncertainties.  Actual events could differ materially from those projected herein and depend on a number of factors, including (inter alia), the success of the GW’s research strategies, the applicability of the discoveries made therein, the successful and timely completion of uncertainties related to the regulatory process, and the acceptance of Sativex and other products by consumer and medical professionals.

Health Canada. “Approval of SATIVEX® with Conditions Fact Sheet.” Last accessed 16 December 2005. Available at http://www.hc-sc.gc.ca/dhp-mps/prodpharma/notices-avis/conditions/sativex_factsheet_e.html.

EXHIBIT G

JAPANESE TAX AUTHORITY FORMS

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様式 3
FORM

租税条約に関する届出書
APPLICATION FORM FOR INCOME TAX CONVENTION

(使用料に対する所得税の軽減・免除
Relief from Japanese Income Tax on Royalties)

この届出書の記載に当たっては、別紙の注意事項を参照してください。
See separate instructions.

支払者受付印　　税務署受付印

(税務署整理欄
For official use only)
適用；有、無

□ 限度税率_____%
Applicable Tax Rate
□ 免 税 (注11)
Exemption(Note 11)

__________税務署長殿
To the District Director of__________Tax Office

1 適用を受ける租税条約に関する事項；
Applicable Income Tax Convention
日本国と__________との間の租税条約第___条第___項
The Income Tax Convention between Japan and__________, Article___, para.___

2 使用料の支払を受ける者に関する事項；
Details of Recipient of Royalties

氏名又は名称 Full name		
個人の場合 Individual	住所又は居所 Domicile or residence	(電話番号 Telephone Number)
	国籍 Nationality	
法人その他の団体の場合 Corporation or other entity	本店又は主たる事務所の所在地 Place of head office or main office	(電話番号 Telephone Number)
	設立又は組織された場所 Place where the Corporation was established or organized	
	事業が管理・支配されている場所 Place where the business is managed or controlled	(電話番号 Telephone Number)
下記「4」の使用料につき居住者として課税される国及び納税地(注8) Country where the recipient is taxable as resident on Royalties mentioned in 4 below and the place where he is to pay tax (Note 8)		(納税者番号 Taxpayer Identification Number)
日本国内の恒久的施設の状況 Permanent establishment in Japan □有(Yes) , □無(No) If "Yes", explain:	名称 Name	
	所在地 Address	(電話番号 Telephone Number)
	事業の内容 Details of Business	

3 使用料の支払者に関する事項；
Details of Payer of Royalties

氏名又は名称 Full name		
住所(居所)又は本店(主たる事務所)の所在地 Domicile (residence) or Place of head office (main office)		(電話番号 Telephone Number)
日本国内の恒久的施設の状況 Permanent establishment in Japan □有(Yes) , □無(No) If "Yes", explain:	名称 Name	(事業の内容 Details of Business)
	所在地 Address	(電話番号 Telephone Number)

4 上記「3」の支払者から支払を受ける使用料で「1」の租税条約の規定の適用を受けるものに関する事項 (注9)；
Details of Royalties received from the Payer to which the Convention mentioned in 1 above is applicable (Note 9)

使用料の内容 Description of Royalties	契約の締結年月日 Date of Contract	契約期間 Period of Contract	使用料の計算方法 Method of Computation for Royalties	使用料の支払期日 Due Date for Payment	使用料の金額 Amount of Royalties

5 その他参考となるべき事項 (注10)；
Others (Note 10)

6　日本の税法上、届出書の「2」の外国法人が納税義務者とされるが、「1」の租税条約の相手国では、その外国法人の株主等が納税義務者とされており、かつ、租税条約の規定によりその株主等である者（相手国居住者に限ります。）の所得として取り扱われる部分に対して租税条約の適用を受けることとされている場合の租税条約の適用を受ける割合に関する事項（注4）；

Details of proportion of income to which the convention mentioned in 1 above is applicable, if the foreign company mentioned in 2 above is taxable as a company under Japanese tax law, and the member of the company is treated as taxable person in the other contracting country of the convention; and if the convention is applicable to income that is treated as income of the member (limited to a resident of the other contracting country) of the foreign company in accordance with the provisions of the convention (Note 4)

届出書の「2」の欄に記載した外国法人は、「4」の使用料につき、「1」の租税条約の相手国において次の法令に基づいて、次の日以後、その株主等である者が課税されることとされています。

The member of the foreign company mentioned in 2 above is taxable in the other contracting country mentioned in 1 above regarding the royalties mentioned in 4 above since the following date under the following law of the other contracting country

根拠法令
Applicable law ______________________　　効力を生じる日　年　月　日
Effective date ______________

届出書の「2」の外国法人の株主等で租税条約の適用を受ける者の名称 Name of member of the foreign company mentioned in 2 above, to whom the Convention is applicable	間接保有 Indirect Ownership	持分の割合 Ratio of Ownership	受益の割合＝ 租税条約の適用を受ける割合 Proportion of benefit = Proportion for Application of Convention
	□	%	%
	□	%	%
	□	%	%
	□	%	%
	□	%	%
合計 Total		%	%

7　日本の税法上、届出書の「2」の団体の構成員が納税義務者とされるが、「1」の租税条約の相手国ではその団体が納税義務者とされており、かつ、租税条約の規定によりその団体の所得として取り扱われる部分に対して租税条約の適用を受けることとされている場合の記載事項等（注5）；

Details if, while the partner of the entity mentioned in 2 above is taxable under Japanese tax law, the entity is treated as taxable person in the other contracting country of the convention mentioned in 1 above, and if the convention is applicable to income that is treated as income of the entity in accordance with the provisions of the convention (Note 5)

届出書の「2」に記載した団体は、「4」の使用料につき、「1」の租税条約の相手国において次の法令に基づいて、次の日以後、法人として課税されることとされています。

The entity mentioned in 2 above is taxable as a corporation regarding the royalties mentioned in 4 above since the following date under the following law in the other contracting country of the convention mentioned in 1 above

根拠法令
Applicable law ______________________　　効力を生じる日　年　月　日
Effective date ______________

他のすべての構成員から通知を受けこの届出書を提出する構成員の氏名又は名称 ______________
Full name of the partner of the entity who has been notified by all other partners and is to submit this form

私は、この届出書の「4」に記載した使用料が「1」に掲げる租税条約の規定の適用を受けるものであることを、「租税条約の実施に伴う所得税法、法人税法及び地方税法の特例等に関する法律の施行に関する省令」の規定により届け出るとともに、この届出書(及び付表)の記載事項が正確かつ完全であることを宣言します。

In accordance with the provisions of the Ministerial Ordinance for the Implementation of the Law concerning the Special Measures of the Income Tax Law, the Corporation Tax Law and the Local Tax Law for the Enforcement of Income Tax Conventions, I hereby submit this application form under the belief that the provisions of the Income Tax Convention mentioned in 1 above is applicable to Royalties mentioned in 4 above and also hereby declare that the statement on this form (and attachment form) is correct and complete to the best of my knowledge and belief.

年　月　日
Date ______________

使用料の支払を受ける者又はその代理人の署名
Signature of the Recipient of Royalties or his Agent ______________

○　代理人に関する事項　；　この届出書を代理人によって提出する場合には、次の欄に記載してください。
Details of the Agent　；　If this form is prepared and submitted by the Agent, fill out the following columns.

代理人の資格 Capacity of Agent in Japan	氏名（名称） Full name		納税管理人の届出をした税務署名 Name of the Tax Office where the Tax Agent is registered
□ 納税管理人 ※ Tax Agent □ その他の代理人 Other Agent	住所（居所・所在地） Domicile (Residence or location)	（電話番号 Telephone Number）	税務署 Tax Office

※　「納税管理人」とは、日本国の国税に関する申告、申請、請求、届出、納付等の事項を処理させるため、国税通則法の規定により選任し、かつ、日本国における納税地の所轄税務署長に届出をした代理人をいいます。

※ "Tax Agent" means a person who is appointed by the taxpayer and is registered at the District Director of Tax Office for the place where the taxpayer is to pay his tax, in order to have such agent take necessary procedures concerning the Japanese national taxes, such as filing a return, applications, claims, payment of taxes, etc., under the provisions of the General Law for National Taxes.

○　適用を受ける租税条約が特典条項を有する租税条約である場合；
If the applicable convention has article of limitation on benefits

特典条項に関する付表の添付　□有Yes
"Attachment Form for Limitation on Benefits Article" attached
□添付省略Attachment not required
（特典条項に関する付表を添付して提出した租税条約に関する届出書の提出日　年　月　日）
Date of previous submission of the application for income tax convention with the "Attachment Form for Limitation on Benefits Article" ______________

様 式 3
FORM

「租税条約に関する届出書(使用料に対する所得税の軽減・免除)」に関する注意事項

INSTRUCTIONS FOR "APPLICATION FORM FORRELIEF FROM JAPANESE INCOME TAX ON ROYALTIES"

注 意 事 項

届出書の提出について

1　この届出書は、使用料に係る日本国の所得税の源泉徴収額について租税条約の規定に基づく軽減又は免除を受けようとする場合に使用します。

2　この届出書は、使用料の支払者ごとに作成してください。

3　この届出書は、正副２通を作成して使用料の支払者に提出し、使用料の支払者は、正本を、最初にその使用料の支払をする日の前日までにその支払者の所轄税務署長に提出してください。この届出書の提出後その記載事項に異動が生じた場合も同様です。

4　外国法人であって、米国ではその株主等が納税義務者とされるものが支払を受ける所得については、米国居住者である株主等（その株主等の受益する部分に限ります。）についてのみ日米租税条約の規定の適用を受けることができます。上記に該当する外国法人は、次の書類を添付して提出してください。

① 届出書の「２」の欄に記載した外国法人が米国においてその株主等が課税を受けていることを明らかにする書類
② 「外国法人の株主等の名簿(様式16)」
③ 日米租税条約の適用を受けることができる株主等がその外国法人の株主等であることを明らかにする書類

なお、この場合には、「特典条項に関する付表(様式17)」(その添付書類を含みます。)については、③の各株主等のものを添付してください。

5　日米租税条約の米国の居住者に該当する団体であって、日本ではその構成員が納税義務者とされる団体の構成員(その団体の居住地国の居住者だけでなく、それ以外の国の居住者や日本の居住者も含みます。以下同じです。)は、この届出書に次の書類を添付して提出してください。

なお、その団体の構成員のうち特定の構成員が他のすべての構成員から「相手国団体の構成員の名簿(様式16)」に記載すべき事項について通知を受けその事項を記載した「相手国団体の構成員の名簿（様式16）」を提出した場合には、すべての構成員が届出書を提出しているものとみなされます。

① 届出書の「２」の欄に記載した団体が居住地国において法人として課税を受けていることを明らかにする書類
② 「相手国団体の構成員の名簿(様式16)」
③ 「相手国団体の構成員の名簿(様式16)」に記載された構成員が届出書の「２」の団体の構成員であることを明らかにする書類

なお、この場合には、「特典条項に関する付表(様式17)」(その添付書類も含みます。)は、届出書の「２」の欄に記載した団体のものを添付してください。

6　この届出書を納税管理人以外の代理人によって提出する場合には、その委任関係を証する委任状をその翻訳文とともに添付してください。

届出書の記載について

7　届出書の□欄には、該当する項目について✓印を付してください。

8　納税者番号とは、租税の申告、納付その他の手続を行うために用いる番号、記号その他の符号でその手続をすべき者を特定することができるものをいいます。支払を受ける者が納税者番号を有しない場合や支払を受ける者の居住地である国に納税者番号に関する制度が存在しない場合には納税者番号を記載する必要はありません。

9　届出書の「４」の各欄には、使用料の支払を受ける者が日本国内に支店等の恒久的施設を有する場合は、その恒久的施設に帰せられない使用料について記載してください。

工業所有権、著作権等の譲渡収益で租税条約において使用料に準じて取り扱われるものについては、その譲渡収益の内容、譲渡価額の計算方法、支払期日、支払金額等を、それぞれ使用料の場合に準じて記載してください。

【裏面に続きます】

INSTRUCTIONS

Submission of the FORM

1　This form is to be used by the Recipient of Royalties in claiming the relief from Japanese Income Tax under the provisions of the Income Tax Convention.

2　This form must be prepared separately for each Payer of Royalties.

3　This form must be submitted in duplicate to the Payer of Royalties, who has to file the original with the District Director of Tax Office for the place where the Payer resides, by the day before the payment of the Royalties is made. The same procedures must be followed when there is any change in the statements on this form.

4　In case of income that is received by a foreign company whose member is treated as taxable person in the United States, the Japan-US Income Tax Convention is applicable only to US resident members (to the extent that the income is a benefit of the members). Such foreign company should attach the following documents to this form:

① Documents showing that the member of the foreign company mentioned in 2 is treated as taxable person in the United States.
② "List of the Members of Foreign Company (Form 16)"
③ Documents showing that the member to whom the Japan-US Income Tax Convention is applicable is a member of the foreign company.

Also attach "Attachment Form for Limitation on Benefits Article (Form 17)"(including attachment) completed for each of the members described in ③.

5　A Partner of an entity that is a US resident under the Japan-US Income Tax Convention (including a partner that is resident of Japan or any other country, in addition to the country of which the entity is a resident; the same applies below) and whose partners are taxable persons in Japan must submit this form attached with the following documents.

If a specific partner of the entity is notified of required information to enter in "List of the Partners of Entity (Form 16)" by all of the other partners and submits "List of the Partners of Entity (Form 16)" filled with the notified information, all of the partners are deemed to submit the application form.

① Documents showing that the entity mentioned in 2 is taxable as a corporation in its residence country.
② "List of the Partners of Entity (Form 16)"
③ Documents showing that the partners mentioned in "List of the Partners of Entity (Form 16)" are partners of the entity mentioned in 2

In this case, attach "Attachment Form for Limitation on Benefits Article (Form 17)" (including attachment) for the entity mentioned in 2.

6　An Agent other than the Tax Agent must attach a power of attorney together with its Japanese translation.

Completion of the FORM

7　Applicable blocks must be checked.

8　The Taxpayer Identification Number is a number, code or symbol which is used for filing of return and payment of due amount and other procedures regarding tax, and which identifies a person who must take such procedures. If a system of Taxpayer Identification Number does not exist in the country where the recipient resides, or if the recipient of the payment does not have a Taxpayer Identification Number, it is not necessary to enter the Taxpayer Identification Number .

9　Enter into column 4 the Royalties which are not attributed to a permanent establishment in Japan of the Recipient (such Royalties as not accounted for in the books of the permanent establishment).

As to be proceeds from alienation of patent, copyright, etc., to which the same treatment with royalties is applicable under the provisions of the Convention, enter into column 4 the description such as the content of the contract, method of computation for the amount of payment, due date for payment and the amount of the proceeds.

【Continue on the reverse】

10　届出書の「5」の欄には、「2」から「4」までの各欄に記載した事項のほか、租税の軽減又は免除を定める「1」の租税条約の適用を受けるための要件を満たす事情の詳細を記載してください。

なお、使用料の支払を受ける者が、日仏租税条約議定書3 (b) (i)の規定に規定する組合又はその他の団体である場合には、その旨（組合その他の団体の種類、設立根拠法を記載してください。）、支払を受ける総額、フランスの居住者たる組合員又は構成員の持ち分の割合を記載し（組合員又は構成員全体の持ち分の明細を添付してください。）、また、フランスにおいて法人課税を選択している場合には、その選択している旨を記載してください。

11　租税条約に定める「1」の規定の適用を受けることにより免税となる場合には、使用料の支払の基因となった契約の内容を記載した書類(届出書「4」の記載事項などについて、契約の内容が判るもの)及び権限ある当局の発行した居住者証明書を添付してください。この場合において、届出書の「4」の記載事項については、記載を省略しても差し支えありません。（平成16年4月1日以後適用開始となる租税条約の適用を受ける場合に限ります。）

なお、使用料の支払者に居住者証明書（提示の日前一年以内に作成されたものに限ります。）を提示し、届出書の「2」の欄に記載した事項について使用料の支払者の確認を受けたとき（届出書にその確認をした旨の記載がある場合に限ります。）は、居住者証明書の添付を省略することができます。

この場合、上記の確認をした使用料の支払者は、届出書の「5」の欄に①確認をした旨（例：届出者から提示のあった居住者証明書により、届出書に記載された氏名又は名称その他の事項について確認しました。）、②確認者の氏名（所属）、③居住者証明書の提示を受けた日及び④居住者証明書の作成年月日をそれぞれ記載するとともに、提示を受けた居住者証明書の写しを作成し、提示を受けた日から5年間その国内にある事務所等に保存する必要があります。

10　Enter into line 5 details of circumstance that the conditions for the application of the convention mentioned in 1 are satisfied, in addition to information entered in 2 thought 4.

If the Recipient of Royalities is the partnership or other group of persons in the sense of the Article 3 (b) (i) of Protocol of the Convention between Japan and the French Republic, enter into this column to that effect (kind of partnership or other group of persons,and the basis law for the establishment), total amount of Royalties, and the ratio of an interest of the French resident partners to that of all partners, together with the full details of interests of all partners. If the said partnership or other group of persons elects to be liable to the corporation tax in France, enter into this column to that effect.

11　If royalty will be exempted from tax by the application of the convention mentioned in 1 above , document which describes the content of the agreement underlying the royalty payment (document clarifying the content of the agreement regarding items in column 4) and the residency certification issued by the competent authority must be attached. In this case, it is not required to enter items of column 4 (only for the application of conventions that entered into effect on or after April 1, 2004).

In the case that the recipient of the royalties shows his residency certification (certification must have been issued within one year prior to the showing) to the payer of the royalties, and the payer confirms items entered in column 2 (only in the case that the payer writes the fact of confirmation in the Application Form), attachment of the residency certification is not required.

In this case, the payer of the royalties who confirms the above-mentioned items is required to enter: ① the fact of confirmation (e.g., 'I, the payer described in column 3, have confirmed the name of the recipient and other items entered in column 2 having been shown residency certification by the recipient.'); ② the name and affiliation of the individual who is making the confirmation; ③ the date that the certification is shown; and ④ the date of issue of the residency certification. The payer is also required to make a copy of the residency certification and keep the copy in his office, etc. located in Japan for five years from the date that the certification is shown.

この届出書に記載された事項その他租税条約の規定の適用の有無を判定するために必要な事項については、別に説明資料を求めることがあります。

If necessary, the applicant may be requested to furnish further information in order to decide whether relief under the Convention should be granted or not.

様 式 17-英
FORM

特典条項に関する付表（英）

ATTACHMENT FORM FOR LIMITATION ON BENEFITS ARTICLE (UK)

記載に当たっては、別紙の注意事項を参照してください。
See separate instructions.

1 適用を受ける租税条約の特典条項に関する事項；
Limitation on Benefits Article of applicable Income Tax Convention
日本国とグレートブリテン及び北アイルランド連合王国との間の租税条約第22条
The Income Tax Convention between Japan and The United Kingdom of Great Britain and Northern Ireland, Article 22

2 この付表に記載される者の氏名又は名称；
Full name of Resident

	居住地国の権限ある当局が発行した居住者証明書を添付してください（注5）。 Please Attach Residency Certification issued by Competent Authority of Country of residence. (Note5)

3 租税条約の特典条項の要件に関する事項；
AからCの順番に各項目の「□該当」又は「□非該当」の該当する項目に✓印を付してください。いずれかの項目に「該当」する場合には、それ以降の項目に記入する必要はありません。なお、該当する項目については、各項目ごとの要件に関する事項を記入の上、必要な書類を添付してください。
In order of sections A, B and C , check the applicable box in each line as "Yes" or "No". If you check any box as "Yes" in sections A to C, you need not fill in the lines that follow. Only the applicable lines need to be filled in and any necessary documents must be attached.

A

(1) 個人 Individual　□該当 Yes , □非該当 No

(2) 適格政府機関（注7） Qualified Governmental Entity (Note7)　□該当 Yes , □非該当 No

(3) 公開会社又は公開信託財産（注8） Publicly Traded Company, Publicly Traded Trust (Note8)　□該当 Yes , □非該当 No

主たる種類の株式又は持分証券の別 Principal class of Shares/Units		公認の有価証券市場の名称 Recognized Stock Exchange	シンボル又は証券コード Ticker Symbol or Security Code
□株式 Shares	□持分証券 Units		

(4) 年金基金又は年金計画（注9） Pension Fund, Pension Scheme (Note9)　□該当 Yes , □非該当 No
（直前の課税年度又は賦課年度の終了の日においてその受益者、構成員又は参加者の 50%を超えるものが日本又は「1」の租税条約の相手国の居住者である個人であるものに限ります。受益者等の 50%以上が、両締約国の居住者である事情を記入してください。）
The "Pension Fund" or "Pension Scheme" is limited to those where over 50% of beneficiaries, members or participants were individual residents of Japan or the other contracting country of the convention mentioned in 1 above as of the end of the prior taxable year or chargeable period. Please provide details below showing that more than 50% of beneficiaries et al. are individual residents of either contracting countries.

設立等の根拠法令 Law for Establishment　　非課税の根拠法令 Law for Tax Exemption

(5) 公益団体（注10） Public Service Organization (Note10)　□該当 Yes , □非該当 No
設立等の根拠法令 Law for Establishment　　設立の目的 Purpose of Establishment　　非課税の根拠法令 Law for Tax Exemption

Aのいずれにも該当しない場合は、Bに進んでください。If none of the lines in A are applicable, please proceed to B.

B

(1) 個人以外の者又は信託財産若しくは信託財産の受託者
Person other than an Individual, Trust or Trustee of a Trust　□該当 Yes , □非該当 No
（「個人以外の者」の場合、日本又は「1」の租税条約の相手国の居住者であるAの(1)から(5)までの者が、議決権の 50%以上に相当する株式その他の受益持分を直接又は間接に所有するものに限ります。また、「信託財産若しくは信託財産の受託者」の場合、日本若しくは「1」の租税条約の相手国の居住者であるAの(1)から(5)までの者又はB(2)(a)の「同等受益者」が、その信託財産の受益持分の 50%以上を直接又は間接に所有するものに限ります。（注11））
The "Person other than an Individual" refers to residents of Japan or other contracting countries of the convention mentioned in 1 above who fall under (1),(2),(3),(4) or (5) of A and own either directly or indirectly shares or other beneficial interests representing at least 50% of the voting power of the person. The "Trust or Trustee of a Trust" refers to residents of Japan or other contracting countries of the convention mentioned in 1 above who fall under (1),(2),(3),(4) or (5) of A or "equivalent beneficiaries" of B(2)(a) and own either directly or indirectly at least 50% of the beneficial interest. (Note11)

年　月　日現在の株主等の状況 State of Shareholders, etc. as of (date)　/　/

株主等の氏名又は名称 Name of Shareholder(s)	居住地国における納税地 Place where Shareholder(s) is taxable in Country of residence	Aの番号又は同等受益者 Line A number, or equivalent beneficiaries	間接保有 Indirect Ownership	株主等の持分 Number of Shares owned
			□	
			□	
			□	
合　計 Total（持分割合 Ratio (%) of Shares owned）				(%)

B

(2) 「1」の租税条約の相手国の居住者である法人　□該当 Yes , □非該当 No

Company that is a resident of the other contracting country of the convention mentioned in 1

次の(a)又は(b)の要件を満たす 7 以下の者（「同等受益者」といいます。）が、その法人の議決権の 75%以上に相当する株式を直接又は間接に保有する場合に限ります。「同等受益者」に関する事情を記入してください。（注 12）

(a) 日本との間に租税条約を有している国の居住者であって、次の(aa)から(cc)までの要件を満たすもの

(aa) その租税条約が実効的な情報交換に関する規定を有すること

(bb) その租税条約において、その居住者が特典条項における適格者に該当すること（その租税条約が、特典条項を有しない場合には、「1」の租税条約の特典条項における適格者に該当すること）

(cc) その租税条約に規定する税率その他の要件が、「1」の租税条約の税率その他の要件よりも制限的でないこと（注 13）

(b) A の(1)から(5)までの者

The company is limited to those whose shares representing at least 75% of the voting power of the company are owned, either directly or indirectly, by seven or fewer persons who meet requirement (a) or (b) ("equivalent beneficiaries"). Please provide details below regarding equivalent beneficiaries. (Note12)

(a) The resident of a country that has a convention for avoidance of double taxation between that country and Japan, and meets the following requirements from (aa) through to (cc)

(aa) that convention contains provisions for effective exchange of information

(bb) that resident is a qualified person under the limitation on benefits provisions in that convention (where there are no such provisions in that convention, would be a qualified person when that convention is read as including provisions corresponding to the limitation on the benefits provisions of the convention mentioned in 1)

(cc) The rate or other conditions under that convention are no less restrictive than those in the convention mentioned in 1 (Note13)

(b) Person listed in (1) through to (5) in Line A

株主の氏名又は名称 Name of Shareholders	居住地国における納税地 Place where Shareholder is taxable in Country of residence	(a)の場合 (a)			(b)の場合 (b)	株主等の持分 Number of Shares owned
		(aa)を満たすか Requirement (aa)	(bb)を満たすか Requirement (bb)	(cc)を満たすか Requirement (cc)	A の番号 Line A number	
		□はい Yes , □いいえ No	□はい Yes , □いいえ No	□はい Yes , □いいえ No		
		□はい Yes , □いいえ No	□はい Yes , □いいえ No	□はい Yes , □いいえ No		
		□はい Yes , □いいえ No	□はい Yes , □いいえ No	□はい Yes , □いいえ No		
			合　計 Total（持分割合 Ratio(%) of Shares owned）			(%)

B に該当しない場合は、C に進んでください。If B does not apply, proceed to C.

C

次の(a)から(c)の要件をすべて満たす者 Resident satisfying all of the following Conditions from (a) through (c)　□該当 Yes , □非該当 No

居住地国において従事している事業の概要（注 14）; Description of business in residence country (Note14)

(a) 居住地国において従事している事業が、自己の勘定のために投資を行い又は管理するもの（銀行、保険会社又は証券会社が行う銀行業、保険業又は証券業を除きます。）ではないこと（注 15）:　□はい Yes , □いいえ No

The business in the country of residence is other than that of making or managing investments for the resident's own account (unless the business is banking, insurance or a securities business carried on by a bank, insurance company or securities dealer) (Note15)

(b) 所得等が居住地国において従事している事業に関連又は付随して取得されるものであること（注 16）:　□はい Yes , □いいえ No

An item of income, profit or gain is derived in connection with or is incidental to that business in the country of residence (Note16)

(c) （日本国内において行う事業から所得等を取得する場合）居住地国において行う事業が日本国内において行う事業との関係で実質的なものであること（注 17）:　□はい Yes , □いいえ No

(If you derive an item of income, profit or gain from a business in Japan) The business conducted in the country of residence is substantial in relation to the business conducted in Japan. (Note 17)

日本国内において従事している事業の概要 ; Description of Business in Japan.

D 国税庁長官の認定 ;

Determination by the NTA Commissioner

国税庁長官の認定を受けている場合は、以下にその内容を記載してください。その認定の範囲内で租税条約の特典を受けることができます。なお、上記 A から C までのいずれかに該当する場合には、国税庁長官の認定は不要です。

If you have received authorization from the NTA Commissioner, please describe below the nature of the authorization. The convention benefits will be granted within the range of the authorization. If any of the above mentioned Lines A through to C above are applicable, then authorization from the NTA Commissioner is not necessary.

・認定を受けた日 Date of authorization ＿＿＿年＿＿月＿＿日

・認定を受けた所得の種類 Type of income for which the authorization was received ＿＿＿＿＿＿＿＿

様 式 17-添
FORM

「特典条項に関する付表」に関する注意事項

INSTRUCTIONS FOR " ATTACHMENT FORM FOR LIMITATION ON BENEFITS ARTICLE"

注 意 事 項

付表の提出について

1　この付表は、いわゆる特典条項を有する租税条約の適用を受けようとする場合に、租税条約に関する届出書に添付して提出します(一定の場合には、提出を省略することができます。注意事項の2、3及び4を参照してください。)(以下、この付表を添付して提出する租税条約に関する届出書を「特典条項条約届出書」といいます。)。

2　特典条項の適用を受けようとする付表の「1」の租税条約の相手国の居住者が、その国内源泉所得の支払を受ける日の前日以前一定の期間内に特典条項条約届出書を提出している場合には、特典条項条約届出書の記載事項に異動がある場合を除き、その期間内は特典条項条約届出書の提出を省略することができます。一定期間は、それぞれ次のとおりです。
付表の「3」のAのいずれかに該当する場合　　：3年
付表の「3」のB、C、Dのいずれかに該当する場合：1年

3　租税条約の適用を受けようとする所得、利得又は収益（以下「所得等」といいます。）が国債や地方債の利子、私募債以外の社債の利子、預貯金の利子、上場株式の配当等などの特定利子配当等である場合、既に受領済みのその所得等について特典条項条約届出書を提出済みである場合は、特典条項条約届出書の記載事項に異動があるときを除き、その所得等についての特典条項条約届出書の提出を省略することができます。

4　特典条項条約届出書の記載事項に異動が生じた場合には、特典条項条約届出書を改めて提出してください。ただし、その異動の内容が租税条約に関する届出書に関するものである場合には、租税条約に関する届出書に前回の特典条項条約届出書の提出日を記載し、この付表の添付を省略することができます。

5　所得等の支払者に居住者証明書（提示の日前一年以内に作成されたものに限ります。）を提示し、特典条項条約届出書に記載した氏名又は名称その他の事項について所得等の支払者の確認を受けたとき（特典条項条約届出書にその確認をした旨の記載がある場合に限ります。）は、居住者証明書の添付を省略することができます。(「租税条約に関する届出書（申告対象国内源泉所得に対する所得税又は法人税の軽減・免除）（様式13）」にこの付表を添付して提出する場合には、居住者証明書の添付を省略することはできませんので、この付表に居住者証明書を添付する必要があります。)

　この場合、上記の確認をした所得等の支払者は、租税条約に関する届出書の「その他参考となるべき事項」の欄に① 確認をした旨（例：届出者から提示のあった居住者証明書により、届出書に記載された氏名又は名称その他の事項について確認しました。)、② 確認者の氏名（所属）、③ 居住者証明書の提示を受けた日及び④ 居住者証明書の作成年月日をそれぞれ記載するとともに、提示を受けた居住者証明書の写しを作成し、提示を受けた日から5年間その国内にある事務所等に保存する必要があります。

付表の記載について

6　付表の□欄には、該当する項目について✓印を付してください。
　租税条約の適用を受ける者が「3」のA～Dのいずれかに該当する場合には、「1」の租税条約の適用を受けることができます（なお、Cに該当する場合には、その判定の対象とした所得等についてのみ、Dに該当する場合には認定の対象となった所得等についてのみ、「1」の租税条約の適用を受けることができます。また、その租税条約の各条項に別途定められている要件を満たす必要があります。)。

7　適格政府機関とは、①　「1」の租税条約の相手国の政府、地方政府若しくは地方公共団体、②　イングランド銀行、③　①のいずれかが直接又は間接に全面的に所有する者をいいます。

【裏面に続きます。】

INSTRUCTIONS

Submission of the Attachment Form

1　If you apply for the application of a tax convention that has a limitation on the benefits article, this attachment form must be submitted along with application form for income tax convention. (In certain cases, this attachment form may not be required. See 2, 3 and 4 below.) (Hereafter, this attachment form and the application form for income tax convention to which it is attached will be called the "application form for LOB convention".)

2　If an application form for LOB convention was submitted within the prescribed period prior to the preceding day of the payment of Japanese source income, except for cases when information given in the application form has been changed, an application form for LOB convention does not need to be submitted during that prescribed period. The prescribed period is as follows:
If any line of A of Section 3 applies: 3 years
If any of B, C or D in Section 3 applies: 1 year

3　If the income, profit or gain (Hereinafter, these will be called "income".) for which an application of convention is sought is a specified interest/dividends such as interest from a national bond, municipal bond, corporate bond other than privately placed bond, deposits, or dividends of listed shares, and the application form for LOB convention was submitted for the same income already paid, an application form for LOB convention is not required, except for the case where there has been a change in the information given in the application form for LOB convention.

4　If the information given in the application form for LOB convention has been changed, a new application form must be submitted. However, if the change relates to the application form for income tax convention, an application form for income tax convention may be submitted alone and the date of the previous submission of application form for LOB convention stated.

5　In the case that recipient of the income shows his residency certification (certification must have been issued within one year prior to the showing) to the payer of the income, and the payer confirms the items entered in column 2 (only in case that the payer writes the fact of confirmation in the application form for LOB convention), attachment of residency certification is not required (if this attachment form is appended to "Application Form for Income Tax Convention (Relief from Japanese Income Tax or Corporation Income Tax on Japanese Source Income) (Form 15)", the residency certification must be appended to this attachment form).

In this case, the payer of the income who confirms the above mentioned items is required to enter into the column "Others" of the Application Form: ①the fact of confirmation (e.g., ' I, the payer described in column 3, have confirmed the name of the recipient and other items entered in column 2, having been shown residency certification by the recipient'.); ②the name and the affiliation of the individual who is making the confirmation; ③the date that certification is shown; and ④the date of issue of the residency certification. The payer is also required to make a copy of the residency certification and keep the copy in his office, etc. located in Japan for five years from the date that certification is shown.

Completion of the form

6　Applicable blocks must be checked.
If any of A though to D in 3 applies, the benefits of the convention mentioned in 1 will be granted. (If C applies, the benefits will be granted only for the income for which conditions in C are tested; and if D applies, the benefits will be granted only for the income for which the authorization was given. Note that any other requirements in the respective article of convention must be satisfied.

7　"Qualified Governmental Entity" means ①the government of the other contracting countries of the convention mentioned in 1, any political subdivision or local authority thereof, ②the Bank of England or ③a person that is wholly owned, either directly or indirectly, by any entities mentioned in ①.

【Continue on the reverse】

EXHIBIT H

FORM OF IND, NDA, FDA REGULATORY APPROVAL AND DEA REGULATORY
APPROVAL TRANSFER LETTERS

A. DEA REGULATORY APPROVALS

[Letterhead of Otsuka Pharmaceutical Co., Ltd. or its sublicense, as appropriate]

Drug Enforcement Administration

Office of Diversion Control

2401 Jefferson Davis Highway

Alexandria, VA 22301

[insert date]

Dear Sirs

OTSUKA PHARMACEUTICAL CO., LTD hereby cancels and terminates the DEA Registration(s) as set out in Schedule 1 hereto.

OTSUKA PHARMACEUTICAL CO., LTD has transferred all ownership, rights and obligations in the Food & Drug Administration approvals corresponding to the Product(s) registered with the DEA (as set out Schedule 1) to GW Pharma Limited of Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom.

GW Pharma Limited will contact the Drug Enforcement Administration separately regarding the DEA registrations for the Product(s) going forward.

Yours faithfully

For and on behalf of

OTSUKA PHARMACEUTICAL CO., LTD

SCHEDULE 1

DEA Registration Number	Product Name and Description	IND/NDA/FDA Regulatory Approval Reference

B.  INDs AND NDAs

[Letterhead of Otsuka Pharmaceutical Co., Ltd. or its sublicense, as appropriate]

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, Maryland 20705

[insert date]

Dear Sirs

Assumption of ownership of IND(s) and NDA(s)

OTSUKA PHARMACEUTICAL CO., LTD has transferred all ownership, rights and obligations of the IND(s) and NDA(s) as set out in Schedule 1 hereto to GW Pharma Limited of Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom.

GW Pharma Limited commits to the conditions set by the Food and Drug Administration contained in the IND(s) and NDA(s) and has a complete copy of the IND(s) and NDA(s), including all supplements and records.

GW Pharma Limited will write to the Food and Drug Administration shortly with details of who should be contacted regarding the IND(s) and NDA(s) from the date of this letter.

Yours faithfully

For and on behalf of

OTSUKA PHARMACEUTICAL CO., LTD

SCHEDULE 1

IND/NDA Number	Product Name and Description

C.  FDA REGULATORY APPROVALS

[Letterhead of Otsuka Pharmaceutical Co., Ltd. or its sublicense, as appropriate]

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, Maryland 20705

[insert date]

Dear Sirs

Assumption of ownership of approved NDA(s)

OTSUKA PHARMACEUTICAL CO., LTD has transferred all ownership, rights and obligations of the NDA(s) approved by the FDA as set out in Schedule 1 hereto (each an “Approved NDA”) to GW Pharma Limited of Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom, such transfer to be effective as of [insert date] (the “Effective Date”).

From the Effective Date GW Pharma Limited commits to the conditions set by the Food and Drug Administration contained in the Approved NDA(s) and has a complete copy of the Approved NDA(s), including all supplements and records.

GW Pharma Limited will write to the Food and Drug Administration shortly with details of who should be contacted regarding the Approved NDA(s) from the date of this letter.

Yours faithfully

For and on behalf of

OTSUKA PHARMACEUTICAL CO., LTD

SCHEDULE 1

Approved NDA	Product Name and Description